As filed with the Securities and Exchange Commission on May 8, 2006

                                                     Registration No. 333-133746
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ----------------------
                               Amendment No. 2 to

                                   FORM F-10

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                               GOLD RESERVE INC.
            (Exact name of Registrant as specified in its charter)

     Yukon Territory                 1040                 Not Applicable
    (Province or other       (Primary Standard           (I.R.S. Employer
     Jurisdiction of             Industrial            Identification Number,
     Incorporation or          Classification                 if any)
      Organization)             Code Number)


                       926 West Sprague Ave., Suite 200
                              Spokane, WA 99201
                                (509) 623-1500
  (Address and telephone number of Registrant's principal executive offices)
                             ----------------------
                            Gold Reserve Corporation
                       926 West Sprague Ave., Suite 200
                              Spokane, WA 99201
                                (509) 623-1500
(Name, address (including zip code) and telephone number (including area code)
                  of agent for service in the United States)

                                  Copies to:

    John Galbavy          Charles L.K. Higgins           Jonathan B. Newton           Kevin Rooney          Christopher J. Barry
  Gold Reserve Inc.   Fasken Martineau DuMoulin LLP      Baker & McKenzie LLP       Heenan Blaikie LLP     Dorsey & Whitney LLP
926 West Sprague Ave.    Toronto Dominion Centre     Pennzoil Place, South Tower     Royal Bank Plaza        U.S. Bank Centre
     Suite 200         66 Wellington St. W., #4200  711 Louisiana St., Suite 3400       Suite 2600       1420 Fifty Ave., Suite 3400
  Spokane, WA 99201      Toronto Ontario M5K 1N6          Houston, TX 77002         Toronto, ON M5S 2J4    Seattle, WA 98101-4010
   (509) 623-1500           (416) 865-4392                 (713) 427-5000              (416) 360-6336       (206) 903-8815

                             ----------------------

       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after the Registration Statement becomes effective.

                          Province of Ontario, Canada
               (Principal jurisdiction regulating this offering)

   It is proposed that this filing shall become effective (check appropriate box below):
A.[X] upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.[_] at some future date (check appropriate box below)
  1.[_] pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
  2.[_] pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
  3.[_] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
  4.[_] after the filing of the next amendment to this Form (if preliminary material is being filed).

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [_]



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

                                     PART I
         INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM PROSPECTUS

                            [LOGO GOLD RESERVE INC.]

                                 Cdn.$30,015,000

                         3,335,000 Class A Common Shares

This short form prospectus relates to the offering (the "Offering") by Gold Reserve Inc. (the "Company" or "Gold Reserve") of 3,335,000 Class A common shares ("Common Shares") of the Company at a price of Cdn.$9.00 per Common Share. The offering price of the Common Shares was determined by negotiation between the Company and Sprott Securities Inc. and RBC Dominion Securities Inc. (the "Underwriters"). The Underwriters are acting as underwriters in respect of the Offering in Canada and the Underwriters' U.S. affiliates are acting as underwriters in respect of the Offering in the United States. The outstanding Common Shares are listed for trading on the Toronto Stock Exchange (the "TSX") and the American Stock Exchange (the "AMEX") under the symbol "GRZ". On May 5, 2006, the last trading day prior to the date of this short form prospectus, the closing price of the Common Shares on the TSX and AMEX was Cdn.$8.27 and US$7.48, respectively. Application has been made to have the Common Shares qualified for distribution by this short form prospectus listed on the AMEX. The TSX has conditionally approved the listing of the Common Shares qualified for distribution by this short form prospectus. Listing on AMEX will be subject to the Company fulfilling all of the listing requirements of the AMEX while the TSX listing is subject to the Company fulfilling all of the listing requirements of the TSX on or before July 31, 2006.

Investing in the Common Shares involves risks. See "Risk Factors" beginning on page 9.

                                 Price to                              Net Proceeds to
                                  Public         Underwriters' Fee     the Company(1)
                                ----------       -----------------     ----------------
Per Class A Common Share....... Cdn.$9.00        Cdn.$0.45             Cdn.$8.55
Total(2)....................... Cdn.$30,015,000  Cdn.$1,500,750        Cdn.$28,514,250

-----

(1) Before deducting the expenses of the Offering, which are estimated to be approximately Cdn.$450,000, that will be paid by the Company from the proceeds of the Offering.

(2) The Company has granted to the Underwriters an option (the "Over-Allotment Option") exercisable at any time, in whole or in part, for a period of 30 days following the closing of the Offering, to purchase up to an additional 500,250 Common Shares at the same price as set forth above. This prospectus qualifies the grant of the Over-Allotment Option and the distribution of the Common Shares issuable upon exercise of the Over-Allotment Option. If the Over-Allotment Option is exercised in full, the total "Price to the Public", "Underwriters' Fee" and "Net Proceeds to the Company" will be Cdn.$34,517,250, Cdn.$1,725,862.50, and Cdn.$32,791,387.50, respectively.
    See "Plan of Distribution".

The public offering price of the Common Shares offered in Canada and the United States is payable in Canadian dollars only.

Definitive certificates representing the Common Shares are expected to be available for delivery at closing of the Offering, which is anticipated to be on or about May 15, 2006 or such other date as may be agreed upon by the Company and the Underwriters but in any event no later than may 30, 2006.

This offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles, and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies. See "Additional Report with Respect to Supplementary Information".

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Prospective investors should read the tax discussion under "Certain United States Federal Income Tax Considerations".

The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Yukon Territory, Canada, that some of its directors are residents of Canada, that some or all of the underwriters or experts named in the registration statement are residents of a foreign country, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     SPROTT SECURITIES                          RBC CAPITAL MARKETS
     (U.S.A.) LIMITED


                   The date of this prospectus is May 8, 2006

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
CAUTIONARY NOTE TO UNITED STATES INVESTORS.................................   2
CURRENCY AND EXCHANGE RATE INFORMATION.....................................   3
ELIGIBILITY FOR INVESTMENT.................................................   3
DOCUMENTS INCORPORATED BY REFERENCE........................................   3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................   4
THE COMPANY................................................................   5
RECENT DEVELOPMENTS........................................................   8
RISK FACTORS...............................................................   9
USE OF PROCEEDS............................................................  18
CONSOLIDATED CAPITALIZATION................................................  18
DESCRIPTION OF SHARE CAPITAL...............................................  18
DESCRIPTION OF THE SECURITIES BEING DISTRIBUTED............................  19
CANADIAN FEDERAL INCOME TAX CONSIDERATIONS.................................  19
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....................  21
PLAN OF DISTRIBUTION.......................................................  26
LEGAL MATTERS..............................................................  28
INTEREST OF EXPERTS........................................................  28
AUDITORS, TRANSFER AGENT AND REGISTRAR.....................................  29
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT......................  29
ADDITIONAL INFORMATION.....................................................  29
ENFORCEABILITY OF CIVIL LIABILITIES........................................  29
INTERNATIONAL ISSUER.......................................................  30
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION..............................  30
AUDITORS' REPORT WITH RESPECT TO SUPPLEMENTARY INFORMATION................. F-1


   Investors should rely only on the information contained in or incorporated by reference into this short form prospectus. The Company has not authorized anyone to provide investors with different information. Neither the Company nor the Underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted. Investors should not assume that the information contained in this short form prospectus is accurate as of any date other than the date on the front of this prospectus. The Company's business, operating results, financial condition and prospects may have changed since that date.

   Unless otherwise indicated, all information in this prospectus assumes no exercise of the Over-Allotment Option.

                  CAUTIONARY NOTE TO UNITED STATES INVESTORS

   This prospectus, including the documents incorporated by reference herein, has been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. Without limiting the foregoing, this prospectus, including the documents incorporated by reference herein, uses the terms "measured", "indicated" and "inferred" resources. U.S. investors are advised that, while such terms are recognized and required by Canadian securities laws, the United States Securities and Exchange Commission (the "SEC") does not recognize them, including under its Industry Guide 7. As further described in the Company's annual information form incorporated herein by reference, under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. See "Documents Incorporated by Reference". U.S. investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, "inferred resources" have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the "inferred resources" will ever be upgraded to a higher category. Therefore, U.S. investors are also cautioned not to assume that all or any part of the inferred resources exist, or that they can be mined legally or economically. Disclosure of "contained ounces" is permitted disclosure under Canadian regulations, however, the SEC normally only permits issuers to report "resources" as in place tonnage and grade without reference to unit measures. Accordingly, information concerning descriptions of mineralization, resources and reserves contained in this prospectus or in the documents incorporated by reference, may not be comparable to information made public by U.S. companies subject only to the reporting and disclosure requirements of the SEC.

   National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this prospectus have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Classification System and not the SEC's Industry Guide 7. These standards differ significantly from the requirements of the SEC (including under its Industry Guide 7), and resource information contained herein and incorporated by reference herein may not be comparable to similar information disclosed by U.S. companies or in a U.S.-style prospectus.

                    CURRENCY AND EXCHANGE RATE INFORMATION

   Unless otherwise indicated, all references to "$", "Cdn.$" or "dollars" in this short form prospectus refer to Canadian dollars and references to "US$" or "U.S. dollars" in this short form prospectus refer to United States dollars.

   The Company's accounts are maintained in United States dollars but prepared in accordance with Canadian generally accepted accounting principles.

   The following table sets forth the rate of exchange for one Canadian dollar, expressed in U.S. dollars, for each period indicated, the average of such exchange rates, and the exchange rate at the end of such period, based upon the noon buying rates provided by the Bank of Canada:

                                            Year Ended December 31
                               -------------------------------------------------
                                 2005      2004      2003      2002      2001
                               --------- --------- --------- --------- ---------
                                     U.S. dollars per one Canadian dollar
Average rate for period....... US$0.8254 US$0.7684 US$0.7138 US$0.6369 US$0.6458
Rate at end of period......... US$0.8598 US$0.8319 US$0.7713 US$0.6339 US$0.6278

   The noon rate of exchange on May 2, 2006 as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars was Cdn.$1.00 equals US$0.9034.

                          ELIGIBILITY FOR INVESTMENT

   In the opinion of Fasken Martineau DuMoulin LLP, counsel to Gold Reserve, and Heenan Blaikie LLP, counsel to the Underwriters, the Common Shares offered hereby, if issued on the date hereof, would be qualified investments under the Income Tax Act (Canada) and the regulations thereunder ("Tax Act") for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans.

                      DOCUMENTS INCORPORATED BY REFERENCE

   Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada and forms an integral part of this short form prospectus. Copies of the documents incorporated herein by reference may be obtained on request without charge from Mary Smith, Secretary of Gold Reserve, at 926 West Sprague Avenue, Suite 200, Spokane, Washington 99201, U.S.A. (Telephone: (509) 623-1500). These documents are also available electronically at www.sedar.com. The following documents filed with the securities commissions or similar authorities in Canada are specifically incorporated by reference and form an integral part of this short form prospectus. You should review them prior to making an investment decision:

  (a) annual information form of Gold Reserve in the form of Form 20-F (the "AIF") for the year ended December 31, 2005;

  (b) audited annual consolidated comparative financial statements of Gold Reserve for the year ended December 31, 2005 and the auditors' report thereon, together with management's discussion and analysis for the year ended December 31, 2005;

  (c) management information circular dated April 14, 2005 prepared in connection with Gold Reserve's annual and special meeting of shareholders held on June 2, 2005;

  (d) management information circular dated January 31, 2006 prepared in connection with Gold Reserve's special meeting of shareholders held on March 22, 2006;

  (e) the summary, being pages 1.1 to 1.13 inclusive, of NI 43-101 Technical Report Gold and Copper Project Brisas Project dated February 24, 2005 as prepared by Pincock, Allen & Holt; and

  (f) material change report dated May 5, 2006 relating to the completion of the initial engineering definition phase of the Brisas Project and the entering into of certain material contracts. See "Recent Developments
      -- Contracts with SNC-Lavalin Engineers & Constructors, Inc."


   Any document of the type referred to in items (a) to (d) above and any material change reports (other than confidential material change reports) filed by the Company with the securities commissions or similar authorities in Canada after the date of this short form prospectus and prior to the completion or termination of the Offering shall be deemed to be incorporated by reference into and form an integral part of this short form prospectus. The documents incorporated or deemed incorporated by reference herein contain meaningful and material information relating to the Company and prospective investors of Common Shares should review all information contained in this short form prospectus and the documents incorporated by reference before making an investment decision. Any information that is intended to be incorporated by reference to the Company's SEC filings will only be incorporated by reference if expressly referenced as such in the Company's Registration Statement on Form F-10 filed with the SEC with respect to the Offering (and of which this short form prospectus forms a part) or as expressly referenced as such in any Report on Form 6-K furnished to the SEC (or other applicable filing).

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this short form prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made. Any statement so modified or superseded shall not be deemed in its unmodified or prior form to constitute a part of this short form prospectus.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   The information presented or incorporated by reference in this short form prospectus contains both historical information and forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"). These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they never materialize, prove incorrect or materialize other than as currently contemplated, could cause the results of the Company and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

    Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including without limitation, concentration of operations and assets in Venezuela; corruption and uncertain legal enforcement; requests for improper payments; regulatory, political and economic risks associated with Venezuelan operations (including changes in previously established legal regimes, rules or processes); the ability to obtain or maintain the necessary permits or additional funding for the development of the Brisas Project; in the event any key findings or assumptions previously determined by the Company or the Company's consultants in conjunction with the feasibility study concerning the Brisas Project prepared in 2005 (as updated or modified from time to time) (the "Bankable Feasibility Study") significantly differ or change as a result of actual results in the Company's expected construction and production at the Brisas Project (including capital and operating cost estimates); risk that actual mineral reserves may vary considerably from estimates presently made; impact of currency, metal prices and metal production volatility; fluctuations in energy prices; changes in proposed development plans (including technology used); the Company's dependence upon the abilities and continued participation of certain key employees; and risks normally incident to the operation and development of mining properties. This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements.

   Statements concerning reserves and mineral resource estimates may also be deemed to constitute forward-looking statements to the extent that they involve estimates of the mineralization that is expected to be encountered if the property is developed, and in the case of mineral reserves, such statements reflect the conclusion based on certain assumptions that the mineral deposit can be economically exploited.

   The words "believe," "anticipate," "expect," "intend," "estimate," "plan," "assume," "positioned," "may," "could" and other similar expressions that are predictions of or indicate future events and future trends that do not relate to historical matters, identify forward-looking statements. Any such forward-looking statements are not intended to give any assurances as to future results.

   Investors are cautioned not to put undue reliance on forward-looking statements, and should not infer that there has been no change in the affairs of the Company since the date of this short form prospectus or the documents incorporated by reference herein that would warrant any modification of any forward-looking statement made in this document, other documents filed periodically with securities regulators or documents presented on the Company's website. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this notice. The Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise. Investors are urged to read the Company's filings with U.S. and Canadian securities regulatory agencies, which can be viewed on-line at www.sedar.com or www.sec.gov. Additionally, investors can request a copy of any of these filings directly from the Company as described elsewhere herein. See "Documents Incorporated by Reference".

                                  THE COMPANY

Overview

  Name, Address and Incorporation

   Gold Reserve is a mining company engaged in the exploration and development of precious metal properties. The Company was incorporated in 1998 under the laws of the Yukon Territory, Canada and is the successor issuer to Gold Reserve Corporation, a Montana corporation formed in 1956. Gold Reserve's registered agent is Austring, Fendrick, Fairman & Parkkari, The Drury Building, 3801 Third Avenue, Whitehorse, Yukon Y1A 4Z7. Telephone and fax numbers for Gold Reserve's registered office are (867) 668-4405 and (867) 668-3710, respectively. Venezuelan administrative and technical offices are located in Caracas and Puerto Ordaz, Venezuela. Telephone and fax numbers for the Company's administrative office located in Spokane, Washington are (509) 623-1500 and (509) 623-1634, respectively. The Company also maintains technical staff in Toronto, Canada and Denver, Colorado.

   The Company is presently focused primarily on its most significant asset, the "Brisas Project", an advanced stage development project, and to a lesser extent on the exploration of its Choco 5 property, both located in Bolivar State, Venezuela. The Company has no commercial production at this time.

   The Brisas Project Bankable Feasibility Study was completed in early 2005. Following receipt of the Bankable Feasibility Study, the Company's board of directors approved a plan to proceed with financing and, if successful, construction of the Brisas Project based on the results of the study. As a prerequisite to the Company obtaining formal commitments to finance construction of the Brisas Project, the Company must resolve pending non-mining concession land issues and obtain the required permits for the construction and operation of the Brisas Project described below. Initial capital costs to construct and place the Brisas Project into production are currently contemplated to be US$638 million (up from approximately US$552 million in the Bankable Feasibility Study) excluding value added taxes and import duties, which management believes could total as much as US$69 million. Management is in the process of preparing applications for all possible tax exonerations in Venezuela for such amounts and expects to obtain such exonerations prior to construction of the Brisas Project. There can be no assurances that such exonerations will be obtained, the primary result of which would be to increase initial capital costs.

  Organizational Structure

   References throughout this short form prospectus to the "Company" or the terms "we," "us" and "our," except as otherwise indicated herein, refer primarily to Gold Reserve Inc., Gold Reserve Corporation (incorporated in

Montana), Gold Reserve de Barbados Ltd. (domiciled in Canada, the U.S. and Barbados, respectively), Gold Reserve de Venezuela, C.A., Compania Aurifera Brisas del Cuyuni, C.A. ("BRISAS") (both domiciled in Venezuela), and Great Basin Energies, Inc. ("Great Basin") and MGC Ventures Inc. ("MGC Ventures") (both domiciled in the U.S.). Great Basin and MGC Ventures have no current business activities. All of the consolidated companies noted above are wholly owned except for Great Basin and MGC Ventures, each of which are approximately 47% owned.

Summary Description of the Business

   The Company's primary mining asset, the Brisas Project, is a gold/copper deposit located in the Kilometre 88 mining district of the State of Bolivar in southeastern Venezuela. Approximately US$100 million has been expended (including costs capitalized and costs expensed in the period incurred) on the Brisas Project since its acquisition by the Company in 1992. In 2005, the Company, with the assistance of a number of independent consultants, completed a Bankable Feasibility Study for the Brisas Project. Based on the conclusions contained in the Bankable Feasibility Study, the board of directors approved proceeding with the financing and construction of the mine.

   The Brisas Project consists of the following: a 500-hectare land parcel consisting of the Brisas alluvial concession and the Brisas hardrock concession beneath the alluvial concession (the "Brisas concessions"). Together these concessions contain substantially all of the mineralization identified in the Bankable Feasibility Study. The Brisas Project also includes a number of other existing or pending applications for concessions, alfarjetas, Corporacion Venezolana de Guayana ("CVG") work contracts, land use permits and easements, adjacent to or near the Brisas concessions, totalling another 13,000 hectares.

   The Company's original Brisas Project operating plan was approved by the Ministry of Energy and Mines (now the Ministry of Basic Industries and Mines ("MIBAM")) in 2003 and, since that approval, the Company has submitted to MIBAM a number of modifications in order to minimize impact to the environment and optimize economics of the Brisas Project. Contained within the approved operating plan are the existing or pending applications for concessions, alfarjetas, CVG work contracts, land use permits and easements, adjacent to or near the Brisas concessions described above. These additional land parcels comprise the bulk of the land required for the mining and milling facility and related infrastructure contemplated in the Bankable Feasibility Study. A number of these parcels are integral to the Company's proposed operating plan and others may be necessary for future needs. Failure to obtain one or more of these rights or properties could have a material adverse effect on the Company.

   In addition to the pending land use issues related to project infrastructure needs, the Company has a number of permits relating to the Brisas Project pending before MIBAM, the Venezuelan Ministry of the Environment and Natural Resources ("MARN") and other regulatory or government agencies. Most importantly, the Company must obtain the Administrative Authorization to Affect Natural Resources for Construction of Infrastructure and Exploitation of Alluvial and Vein Deposits of Gold and Copper from MARN, which is issued in part based on MIBAM's approval of the project operating plan as well as the Company's Venezuelan Environmental and Social Impact Assessment (V-ESIA), which was submitted in August 2005. Receipt of this material permit is required before the Company can commence construction and operation at the Brisas Project. The Company requires significant financing to commence such construction and any financing relating to the Brisas Project is expected to be subject to the receipt of this material permit. The Company's current financial plan is to seek the required financing after the receipt of the material permit, although the financial plan is subject to change with potential changes in the price of the Common Shares and gold and copper prices.

The Company is dependent on the Venezuelan regulatory authorities issuing the Company the required operational and land use permits before it may begin construction on, and operate, the Brisas Project. Obtaining these required permits is also necessary in order for the Company to adequately identify and obtain suitable financing for the Brisas Project. Further, the Company previously filed an administrative protest with MARN with respect to a water diversionary plan that includes a structure to divert water proposed by a third party for a property adjacent to the northern boundary of the Brisas Project, construction of which could impair the Company's proposed set-back arrangement for its northern boundary as described in the Company's original operating plan. A number of these pending items have been outstanding for some time. The resolution of these pending issues may be further delayed or withheld for reasons within or outside of the Company's control or in response to the Company's lawful actions, including policy decisions of the Venezuelan government or its regulators or agents that have no legal basis, unexpected changes in laws or regulations, arbitrary decisions by relevant officials, corruption, requests for improper payments, favoritism towards other companies or persons or any other actions that may result from the changing and uncertain regulatory environment with respect to mining rights.

   As of April 28, 2006, the Company had approximately US$19.5 million in cash and investments. The Company currently does not generate revenue from operations and has historically financed operating activities primarily from the sale of Common Shares or other equity securities. In the near-term, management believes that cash and investment balances, together with the proceeds of this Offering, are sufficient to enable the Company to fund its pre-construction activities through 2007. These pre-construction activities are expected to consist of detailed project engineering, development and implementation of project related contracts such as engineering, procurement and construction management, port facilities, concentrate sales contracts, electricity and fuel supply contracts, and a number of other agreements related to the construction and operation of the Brisas Project, pursuing the required permits and identifying suitable funding sources for construction of the Brisas Project. Management can provide no assurances that it will be able to obtain the substantial additional financing that will be needed to construct the Brisas Project. Failure to raise the required funds will mean the Company is unable to construct and operate the Brisas Project, which would have a material adverse effect on the Company.

   In May 2005, Pincock, Allen & Holt of Denver, Colorado ("PAH") calculated the updated mineral resource and reserve estimates summarized in the tables below in accordance with NI 43-101 for the Brisas Project. The Bankable Feasibility Study described earlier has not yet been updated with this new data. A supplement to the Bankable Feasibility Study was completed in November 2005 based on the May 2005 reserves, new waste dump designs and a larger pit volume. The results are very similar to the Bankable Feasibility Study results.

                     BRISAS MINERAL RESERVE AS AT MAY 2005

   The Brisas Project is estimated to contain a proven and probable mineral reserve of approximately 10.1 million ounces of gold and 1.29 billion pounds of copper as summarized in the following table:

             Reserve                                              Waste      Total
              tonnes   Au Grade Cu Grade   Au oz.      Cu lb.     tonnes     tonnes   Strip
Class       (millions)  (gpt)     (%)    (thousands) (millions) (millions) (millions) Ratio
-----       ---------- -------- -------- ----------- ---------- ---------- ---------- -----
Proven......  206.9     0.726    0.125      4,829        570
Probable....  239.3     0.683    0.136      5,255        720
              -----     -----    -----     ------      -----      -----     -------   ----
Total.......  446.2     0.703    0.131     10,084      1,290      963.8     1,410.0   2.16
              =====     =====    =====     ======      =====      =====     =======   ====

   The mineral reserve (within a pit design) has been estimated in accordance with NI 43-101. The mineral reserve was estimated using average recovery rates for gold and copper of approximately 83% and 87% respectively, metal prices of US$350 per ounce gold and US$0.90 per pound copper and an internal revenue cut-off of US$3.00 per tonne. The qualified persons involved in the property evaluation and resource and reserve estimate were Raul Borrastero, C.P.G. and Susan Poos, P.E. (both formerly of PAH) and Brad Yonaka, Exploration Manager for Gold Reserve.

                BRISAS MINERAL RESOURCE ESTIMATE AS AT MAY 2005

   The Brisas Project is estimated to contain a measured and indicated mineral resource of 12.4 million ounces of gold and approximately 1.6 billion pounds of copper (based on 0.4 gram per tonne gold equivalent cut-off).

   Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources. This section uses the terms "measured" and "indicated resource". The Company advises investors that while the terms "measured" and "indicated resource" are recognized and required by Canadian regulations, the SEC does not recognize them. Investors are cautioned not to assume that the mineralization not already categorized as mineral reserves, will ever be converted into reserves. Disclosure of contained ounces is permitted under Canadian regulations, however, the SEC generally permits resources to be reported only as in place tonnage and grade. See "Cautionary Note to United States Investors".

   The May 2005 estimated, measured and indicated mineral resource utilizing an off-site smelter process is summarized in the following table:

   (kt
 =1,000                                                Measured and
 tonnes)        Measured            Indicated           Indicated
  Au Eq    ------------------- ------------------- --------------------
 Cut-off            Au    Cu            Au    Cu             Au    Cu
  Grade      kt    (gpt)  (%)    kt    (gpt)  (%)    kt    (gpt)   (%)
 -------   ------- ----- ----- ------- ----- ----- ------- ------ -----
  0.40     250,184 0.689 0.119 332,314 0.640 0.132 582,498 0.661  0.126

   (In                                                 Measured and
Millions)       Measured            Indicated           Indicated
  Au Eq    ------------------- ------------------- --------------------
 Cut-off            Au    Cu            Au    Cu             Au    Cu
  Grade             oz.   lb.           oz.   lb.           oz.    lb.
---------  ------- ----- ----- ------- ----- ----- ------- ------ -----
 0.40      --      5.541  656   --     6.837  966    --    12.378  1,622

   The inferred mineral resource, based on an off-site smelter process (0.4 gram per tonne gold equivalent cut-off), is estimated at 129.0 million tonnes containing 0.594 grams gold per tonne and 0.122 percent copper, or 2.46 million ounces of gold and 346 million pounds of copper. The mineral resource estimate has been calculated in accordance with NI 43-101. The mineral resource and gold equivalent (AuEq) cut-off is based on US$350 per gold ounce and US$0.90 per pound copper. The qualified persons involved in the property evaluation and resource and reserve estimate were Raul Borrastero, C.P.G. and Susan Poos P.E. (both formerly of PAH) and Brad Yonaka, Exploration Manager for Gold Reserve.

   Cautionary Note to U.S. Investors concerning estimates of Inferred Resources. This section uses the term "inferred" resources. The Company advises investors that while the term "inferred resource" is recognized and required by Canadian regulations, the SEC does not recognize such terms. An "inferred resource" has a great amount of uncertainty as to its existence and its economic and legal feasibility. Under Canadian disclosure rules, estimates of inferred mineral resources may not form the basis of feasibility or prefeasibility studies, except in rare cases. Investors are cautioned not to assume that part or all of an inferred resource exists, is economically or legally mineable or that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Disclosure of contained ounces is permitted under Canadian regulations, however, the SEC generally permits resources to be reported only as in place tonnage and grade. See "Cautionary Note to United States Investors".

                              RECENT DEVELOPMENTS

Receipt of Permit for Detailed Engineering Activities on Brisas Project

   On January 4, 2006, the Company announced that the Government of Venezuela through MARN, granted the Company's subsidiary BRISAS, operator of the Brisas Project, additional permits for the Company's continuing detailed engineering activities related to the development of the Brisas Project.

   The permits are for geotechnical drilling to support detailed engineering work related to pit slope analysis, crusher design, process facility design, tailing dam design, and overall site development for the Brisas Project, which is anticipated to utilize conventional open pit mining methods with the processing of ore at full production of 70,000 tonnes per day, yielding an average annual production of 486,000 ounces of gold and 63 million pounds of copper over an estimated mine life determined currently by the Company to be approximately 18 years.

Receipt of Permit to Impact Natural Resources

   On March 16, 2006, the Company announced that MARN had issued to the Company's subsidiary BRISAS the "Permit to Impact Natural Resources" for the quarry on the Barbarita property, which is expected to provide aggregate for the Company's adjacent Brisas Project. Aggregate is required for the construction and operating phase of the Brisas Project. The Barbarita property is located approximately 5 kilometres from the Brisas Project site and near the planned mill site.

Special Meeting of Shareholders

   On March 22, 2006, shareholders of the Company passed resolutions approving: (i) the continuation of and amendment to the Company's shareholder rights plan; (ii) certain amendments to the Company's Equity Incentive

Plan; and (iii) the extension of the expiry date from June 8, 2006 to December 31, 2006 of certain outstanding options held by insiders of the Company, and providing the board of directors discretion to further extend the expiry date to no later than June 8, 2008.

Contracts with SNC-Lavalin Engineers & Constructors, Inc.

   On April 24, 2006, the Company announced the completion of the initial engineering definition phase of the Brisas Project and the signing of the Engineering Procurement ("EP") and Construction Management ("CM") contracts with SNC-Lavalin Engineers & Constructors, Inc. and its affiliates (collectively, "SNC"). The scope of work for the contracts includes detailed engineering, procurement and construction management for the process, infrastructure, tailings and camp facilities as further defined in the EP&CM contracts. Commencement of construction activities at the Brisas Project will commence after receipt of the Administrative Authorization to Affect Natural Resources for Construction of Infrastructure and Exploitation of Gold and Copper Deposits from MARN and after obtaining the necessary financing for construction. The estimated cost of the EP contract is approximately
US$22.8 million and for the CM contract approximately US$16.3 million for a total of approximately US$39.1 million. The Company has the right to terminate for convenience such contracts at any time with notice and upon payment to SNC by the Company of any unpaid amounts that have accrued under the terms of the contracts to the date of termination plus the demobilization costs and expenses of SNC. Construction is estimated to take 24 to 30 months from date of commencement.

Capital Costs

   The Company has estimated initial capital costs for the Brisas Project to now total approximately US$638 million compared to the Bankable Feasibility Study capital costs of US$552 million. The primary components of the initial capital cost increases are: US$29 million for flotation and grinding, US$16.1 million for primary crushing and conveying, US$14.6 million for camp and temporary services, US$7.3 million for port facility for concentrate shipping and US$10.4 million for contingency purposes. Value added tax of 14% on approximately 80% of the capital costs is not included in the current or previous capital cost estimates as it is expected to be exonerated and/or recovered pursuant to Venezuelan tax regulations. The working capital, life of mine capital, equipment capital costs, closure costs and environmental management plans for the project are now being updated. This analysis is expected to be completed in the next five to six weeks. Thereafter, the Company is expected to provide an updated project economic model for the Brisas Project.

                                 RISK FACTORS

   An investment in the Common Shares is speculative and involves a high degree of risk due to the nature of the Company's business and the present stage of exploration and development of its mineral properties. The following risk factors, as well as risks not currently known to the Company, could materially adversely affect the Company's future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company. Prospective investors should carefully consider the following risk factors along with the other matters set out or incorporated by reference in this short form prospectus, including under the heading "Risk Factors" in the AIF.

Risks Relating to Gold Reserve and its Industry

  The Company's mining assets are concentrated in a foreign country and, as a result, the Company's operations are subject to inherent local risks.

   The Company's exploration and development activities in Venezuela are affected by certain factors including those listed below, some of which are beyond the Company's control, any one of which could have a material adverse affect on the Company's financial position and results of operations.

   Political and Economic Environment

   The Company's foreign operations are subject to political and economic risks, including:

  . the effects of local political, labor and economic developments, instability and unrest;

  . significant or abrupt changes in the applicable regulatory or legal climate;

  . corruption, requests for improper payments, or other actions that may violate Canadian and U.S. foreign corrupt practices acts, uncertain legal enforcement and physical security;

  . invalidation or rescission of governmental orders, permits, agreements or property rights;

  .  exchange controls and export or sale restrictions;

  .  currency fluctuations and repatriation restrictions;

  . disadvantages of competing against companies from countries that are not subject to Canadian and U.S. laws and regulations; and

  . laws or policies of foreign countries and Canada affecting trade, investment and taxation.

   Certain Permits are Required Prior to Obtaining Financing and Beginning Construction on the Brisas Project

   The Company is dependent on the Venezuelan regulatory authorities issuing the Company the required operational and land use permits before it may begin construction on, and operate, the Brisas Project. Most importantly, the Company must obtain the Administrative Authorization to Affect Natural Resources for Construction of Infrastructure and Exploitation of Alluvial and Vein Deposits of Gold and Copper from MARN, which is typically issued subsequent to a company obtaining approval of its operating plan by MIBAM.

   The Company's original operating plan was approved by MEM (now MIBAM) in 2003. Since approval of the original operating plan, the Company has submitted to MIBAM a number of modifications to the plan in order to minimize impact to the environment and optimize economics of the Brisas Project, including an increase in milling capacity up to 70,000 tons per day and relocation of certain surface facilities and infrastructure.

   Management can give no assurance that the issuance of items the Company still requires for proceeding with the Brisas Project will not be delayed or withheld, or any existing rights or approvals already issued or granted to the Company for its operations in Venezuela will not be rescinded, or otherwise challenged. The reasons for any such action could relate to a number of factors noted herein, which are mostly outside of the Company's control or in response to the Company's lawful actions and, as a result, management is unable to provide any assurance as to if and when the remaining required Venezuelan permits will be issued to the Company. Failure to obtain any of these required permits will result in the Company not being able to construct and operate the Brisas Project, which will result in a material adverse affect on the Company's operations and investments in Venezuela and continued operating losses.

   Government Review of Contracts and Concessions for Compliance

   In early 2005, Venezuela's Minister of MIBAM, Victor Alvarez, announced that Venezuela would review all foreign investments in non-oil basic industries, including gold projects. In September 2005, Venezuelan President Hugo Chavez announced that the Venezuelan government planned to revoke gold and diamond concessions and/or contracts and also that he planned to create a new state mining company as part of an effort to increase government control over the sector. President Chavez did not specify which concessions and/or contracts would be revoked, but later Minister Alvarez said inactive and out of compliance mines would be handed over to small mining cooperatives supported by the government through a new government mining corporation. The date for the completion of the review and the announcement of the results of this review has been deferred several times and it is unclear when such announcement will take place or whether the final policy when announced will be consistent with prior public statements. The Company believes, based on communications with the relevant regulatory agencies, that all of the Company's properties are in compliance with applicable regulations, including the Company's required and voluntary commitments to various social, cultural and environmental programs in the immediate and surrounding areas near the Brisas Project. However, due to the uncertainty regarding the creation of the new state mining company and expected changes in the mining law, the Company cannot provide any assurance that the creation of a state mining company will not adversely affect the Company's ability to develop and operate the Company's Venezuelan properties.

   Currency and Exchange Controls

   In 2003, the Central Bank of Venezuela enacted exchange control regulations as a measure to protect international reserves. The exchange rate was fixed at approximately 1,600 Bolivars per one U.S. dollar until February 2004 when it was adjusted to 1,920 Bolivars per one U.S. dollar. In March 2005, the exchange rate was increased to approximately 2,150 Bolivars per one U.S. dollar, which is unchanged as of the date of this prospectus. In February 2005, the Venezuelan government announced new regulations concerning exports from Venezuela, which required, effective April 1, 2005, all goods and services to be invoiced in the currency of the country of destination or in U.S. dollars. To date these regulations have not adversely affected the Company's operations as the Company primarily transfers funds into Venezuela for its operations. However, this will change in the future to the extent that the Company begins production and exports gold from Venezuela and the Company is unable to predict future the impact, if any, at this time. Future fluctuations of the Venezuelan Bolivar against the U.S. dollar and exchange controls could negatively impact the Company's financial condition.

   Small Miners

   A significant number of unauthorized small miners have occupied various properties near the Brisas Project. However, there are no unauthorized small miners currently located on the Brisas Project. The methods used by the small miners to extract gold from surface material are typically environmentally unsound and in general their presence can be disruptive to the rational development of a mining project such as the Brisas Project. The Company maintains security guards and has implemented other procedures to mitigate the risk that the small miners might try to occupy the Brisas Project, although management can give no assurances that such activities will not occur in the future.

   Imataca Forest Reserve

   The Brisas Project is located within the boundaries of the Imataca Forest Reserve (the "Imataca") in an area presently approved by Presidential Decree for mining activities. On September 22, 2004, after public consultation, Presidential Decree 3110 ("Decree 3110") was published in the Official Gazette identifying approximately 13% of the Imataca in the State of Bolivar to be used for various activities, including mining. Decree 3110 was issued in response to: (i) legal challenges to prior Presidential Decree 1850 ("Decree 1850") published in the Official Gazette on May 28, 1997 which opened an even larger part of the Imataca to mining and other activities, and (ii) to a Venezuelan Supreme Court prohibition issued on November 11, 1997 that prohibited MEM (now MIBAM) from granting concessions, authorizations and any other acts relating to mining activities, exploration, exploitation and infrastructure in the Imataca pertaining to Decree 1850 until the Court rules on the merits of the nullity action.

   The Company has been advised that the legal proceeding before the Venezuelan Supreme Court became moot upon the issuance of Decree 3110. Since the issuance of Decree 3110, MIBAM and its predecessor MEM have, on a selective basis, issued concessions, authorizations and other acts relating to mining activities, exploration, exploitation and infrastructure in the Imataca. However, the pending legal proceeding has not been formally concluded in the Court and therefore management can give no assurances that MIBAM and MARN's willingness to issue the required permits to construct and operate the Brisas Project will not be adversely affected in the future by this pending legal proceeding.

   Venezuelan Environmental Laws and Regulations

   Venezuela maintains environmental laws and regulations for the mining industry that impose specific obligations on companies doing business in the country. MARN, which administers Venezuelan environmental laws and regulations, proscribes certain mining recovery methods deemed harmful to the environment and monitors mining activities to ensure compliance. Venezuela's environmental legislation provides for the submission and approval of environmental impact statements for certain operations and provides for restrictions and prohibitions on spills, releases, or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas which could result in environmental pollution. Insurance covering losses or obligations related to environmental liabilities is not maintained and will only be maintained in the future if available on a cost-effective basis. Although the Company has adopted a high standard of environmental compliance, failure to comply with or unanticipated changes in such laws and regulations in the future could have a material adverse impact on the Company.

   Challenges to Mineral Property Titles or Contract Rights

   Acquisition of title or contract rights to mineral properties is a very detailed and time-consuming process under Venezuelan law. Mining properties sometimes contain claims or transfer histories that examiners cannot verify, and transfers can often be complex. The Company believes it has the necessary title and/or rights to all of the properties for which it holds concessions or other contracts and leases. However, the Company does not know whether someone will challenge or impugn title or contract rights to such properties in the future or whether such challenges will be by third parties or a government agency.

   In addition to the Brisas Project alluvial and hardrock concessions, management has also applied to the appropriate government agencies for various concessions, alfarjetas, land use permits and easements allowing the use of certain land parcels contiguous to and nearby the Brisas Project for infrastructure needs. Although these applications for infrastructure needs were contained in an operating plan that has already been approved by the appropriate regulatory agencies, management can give no assurances when such applications will be issued, if ever. From 1992 to late 1994 the Company was involved in a lawsuit relating to ownership of the Brisas Project. The Company successfully defended its ownership rights in the Venezuelan courts and subsequently settled the lawsuit for a substantial sum. A claim that the Company does not have title or contract rights to a property could have an adverse impact on the Company's business in the short-term and a successful claim or the failure of the Venezuelan government to approve the required permits could have a material adverse impact on the future results of the Company.

   Compliance with Other Laws and Regulations

   In addition to protection of the environment, the Company's activities are subject to extensive laws and regulations governing health and worker safety, employment standards, waste disposal, protection of historic and archaeological sites, mine development and protection of endangered and protected species and other matters. Obtaining the necessary permits is critical to the Company's business. Obtaining and maintaining permits can be a complex, time consuming process and as a result the Company cannot assess whether necessary permits will be obtained or maintained on acceptable terms, in a timely manner or at all. Any failure to comply with applicable laws and regulations or failure to obtain or maintain permits, even if inadvertent, could result in the interruption of the Company's operations or material fines, penalties or other liabilities.

  Obtaining funding for project planning, construction and development and related operating activities is essential to the Company's future plans.

   The board of directors approved a plan to proceed with financing and, if successful, construction of the Brisas Project based on the results of the Bankable Feasibility Study completed in early 2005. The Company has estimated initial capital in costs for the Brisas Project to now total approximately US$638 million compared to the capital cost estimate contained in the Bankable Feasibility Study of US$552 million, excluding value added taxes and import duties which could total as much as US$69 million. Although management is in the process of preparing applications for tax exonerations or payment holidays for certain taxes including value added tax and import duty tax on the initial capital costs, which are provided by law, there can be no assurances that such exonerations will be obtained, the primary result of which would be to increase initial capital. The timing and extent of funding such investment depends on a number of important factors, including the receipt of required permits, actual timetable of the Company's development plan, the price of gold and copper, results of the Company's efforts to obtain financing, the political and economic conditions in Venezuela, the ultimate capital costs of the project including the Company's ability to obtain tax exonerations or payment holidays and the Company's share price.

   As of April 28, 2006, the Company had approximately US$19.5 million in cash and investments. The Company currently does not generate revenue from operations and has historically financed operating activities primarily from the sale of Common Shares or other equity securities. In the near-term, management believes that cash and investment balances are sufficient to enable the Company to fund its pre-construction activities through 2007 (excluding any substantial Brisas Project construction activities). These pre-construction activities are expected to consist of detailed project engineering, development and implementation of project related contracts such as engineering, procurement and construction management, port facilities, concentrate sales contracts, electricity and fuel supply contracts, and a number of other agreements related to the construction and operation of the Brisas Project, obtaining the required permits and identifying suitable funding sources.

   Management provides no assurances that it will be able to obtain the substantial additional financing that will be needed to construct the Brisas Project. Failure to raise the required funds will mean the Company is unable to construct and operate the Brisas Project, which would have a material adverse effect on the Company.

  The actual cost and time of placing the Brisas Project into production could differ significantly from the Company's estimates.

   Many factors are involved in the determination of the economic viability of mining a mineralized deposit, including the delineation of satisfactory mineral reserve estimates, the level of estimated metallurgical recoveries, capital and operating cost estimates, construction, operation, permit and environmental requirements, and the estimate of future gold prices. Capital and operating cost estimates are based upon many factors, including anticipated tonnage and grades of ore to be mined and processed, the configuration of the ore body, ground and mining conditions and anticipated environmental and regulatory compliance costs.

   Each of these factors involves uncertainties and the making of assumptions and, as a result, the Company cannot give any assurance that the overall feasibility study will prove accurate in preparation, construction and development of the Brisas Project or that any key finding or underlying assumption will not prove to be inaccurate, including for reasons outside the control of management, including changes in costs as a result of the passage of time between the completion of the Bankable Feasibility Study and the Company's estimates and the date construction commences. It is not unusual in new mining operations to experience unexpected problems during development. As a result, the actual cost and time of placing the Brisas Project into production could differ significantly from estimates contained in the Bankable Feasibility Study and other estimates by the Company. Likewise, if and after the Brisas Project is developed, actual operating results may differ from those anticipated in the feasibility study.

  Future results depend on the Brisas Project.

   The Company is dependent on the Brisas Project, which is a development stage project and which may never be developed into a commercially viable ore body. Any adverse event affecting this property, or the Company's ability to finance and/or construct and operate this property, would have a material adverse impact on the future results of the Company.

  The Company's mineral resource and reserve estimates may vary from estimates in the future.

   As part of the completion of the Bankable Feasibility Study, the Company's methods and procedures for gathering geological, geotechnical, and assaying information were evaluated by independent consultants who concluded, along with management, that the Company's methods and procedures met generally accepted industry standards for a bankable feasibility level of study. Notwithstanding the conclusions of management and its qualified consultants, mineral reserve estimation is an interpretive process based on drilling results and experience as well as estimates of mineralization characteristics and mining dilution, metal prices, costs of mining and processing, capital expenditures and many other factors. Grades of mineralization processed at any time may also vary from mineral reserve estimates due to geologic variations within areas mined. Actual quality and characteristics of deposits cannot be fully assessed until mineralization is actually mined and, as a result, mineral reserves change over time to reflect actual experience.

  Risks inherent in the mining industry could have a significant impact on the Company's future operations.

   Gold and copper projects are subject to all of the risks inherent in the mining industry, including environmental hazards, industrial accidents, fires, labor disputes, legal regulations or restrictions, unusual or unexpected geologic formations, cave-ins, flooding, and periodic interruptions due to inclement weather. These risks could result in damage to, or destruction of, mineral properties and production facilities, personal injury, environmental damage, delays, monetary losses and legal liability. Insurance covering such catastrophic liabilities is not maintained and will only be maintained in the future if available on a cost-effective basis.

  Operating losses are expected to continue until the Company constructs or acquire an operating mine.

   The Company has experienced losses from operations for each of the last five years and expect this trend to continue until the Brisas Project is operational as the result of, among other factors, expenditures associated with the corporate activities on the Brisas Project, as well as other unrelated non-property expenses, which are recorded in the consolidated statement of operations. Such losses may increase in the short-term if the Company obtains additional financing and subsequently begin construction of the Brisas Project. This trend is expected to reverse if and when gold and copper are produced at the Brisas Project in commercial quantities at a prices equal to or in excess of the prices assumed in the feasibility study. However, management can give no assurances that this trend will be reversed in the future, as a result of the operation of the Brisas Project or if the Company acquires a profitable operating mine.

  The Company may incur costs in connection with future reclamation activities that may have a material adverse effect on the Company's earnings and financial condition.

   The Company is required to obtain government approval of its plan to reclaim the Brisas Project after the minerals have been mined from the site. The Brisas Project reclamation plan has already been incorporated into the environmental studies submitted to MARN. Reclaiming the Brisas Project will take place during and after the active life of the mine. In accordance with applicable laws, bonds or other forms of financial assurances have been and will be provided by the Company for the reclamation of the mine. The Company may incur costs in connection with these reclamation activities in excess of such bonds or other financial assurances, which costs may have a material adverse effect on the Company's earnings and financial condition. The Company expects to establish a reserve for future site closure and mine reclamation costs based on the estimated costs to comply with existing reclamation standards. There can be no assurance that the Company's reclamation and closure accruals will be sufficient or that the Company will have sufficient financial resources to fund such reclamation and closure costs in the future.

  The volatility of the price of gold and copper could have a negative impact upon the Company's current and future operations.

   The price of gold and copper has a significant influence on the market price of the Common Shares and the Company's business activities. Fluctuation in gold and copper prices directly affects, among other things, the overall economic viability of the project, the Company's ability to obtain sufficient financing required to construct the Brisas Project, including the terms of any such financing, and the calculation of reserve estimates. The price of gold is affected by numerous factors beyond the Company's control, such as the level of inflation, fluctuation of the United States dollar and foreign currencies, global and regional demand, sale of gold by central banks and the political and economic conditions of major gold producing countries throughout the world. Copper prices also fluctuate and are generally affected by global and regional demand and existing inventories. As of May 5, 2006, the closing spot price for gold in New York was US$683.80 per ounce and the closing spot price in London for copper was US$3.52 per pound. The following table sets forth the average of the daily closing price for gold and copper for the periods indicated as reported by the London Metal Exchange:

                                           Year Ended December 31,
                              --------------------------------------------------
                              5 Yr. Avg.  2005    2004    2003    2002    2001
                              ---------- ------- ------- ------- ------- -------
Gold (US$ per ounce)......... US$ 360    US$ 445 US$ 410 US$ 363 US$ 310 US$ 271
Copper (US$ per pound)....... US$1.04    US$1.67 US$1.37 US$0.81 US$0.71 US$0.72

  Future hedging activities could negatively impact future operating results.

   The Company has not entered into forward contracts or other derivative instruments to sell gold or copper that it might produce in the future. Although the Company has no near term plans to enter such transactions, it may do so in the future if required for project financing. Forward contracts obligate the holder to sell hedged production at a price set when the holder enters into the contract, regardless of what the price is when the product is actually mined. Accordingly, there is a risk that the price of the product is higher at the time it is mined than when the Company entered into the contracts, so that the product must be sold at a price lower than could have been received if the contract was not entered. The Company may enter into option contracts for gold and copper to mitigate the effects of such hedging.

  Changes in critical accounting estimates could adversely affect the financial results of the Company.

   The Company's most significant accounting estimate relates to the carrying value of its Brisas Project, which is more fully discussed in the Company's annual financial statements and related footnotes. Management regularly reviews the net carrying value of its mineral properties. Estimates of mineral prices, recoverable proven and probable reserves, and operating, capital and reclamation costs are subject to certain risks and uncertainties which may effect the recoverability of mineral property costs. Where estimates of future net cash flows are not available and where other conditions suggest impairment, management assesses if carrying value can be recovered. Although management has made its best estimate of these factors as it relates its mineral properties, it is possible that changes could occur in the near-term, which could adversely affect the future net cash flows to be generated from the properties.

  Material weaknesses relating to the Company's internal controls over financial reporting could adversely affect the Company's financial results or condition and share price.

   The Company must, for its fiscal year ending December 31, 2006, begin to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), which among other things requires the Company's external auditors to issue an opinion on the adequacy of management's assessment and their own assessment of the effectiveness of internal controls over financial reporting. Management believes that there are no reportable material weaknesses in the Company's internal controls as defined by Section 404 of Sarbanes-Oxley as of the date of this prospectus. However, there can be no assurance that material weaknesses regarding the Company's internal controls will not be discovered in the future, which could result in costs to remediate such controls or inaccuracies in the Company's financial statements. A material weakness in controls over financial reporting may result in increased difficulty or expense in transactions such as financings, or a risk of adverse reaction by the market generally that would result in a decrease of the Company's stock prices.

  Acquiring and retaining key personnel in the future could have a significant impact on future operating results.

   The Company is and will be dependent upon the abilities and continued participation of key management personnel, as well as the significant number of new personnel that will be necessary to manage any construction and operations of the Brisas Project. If the services of the Company's key employees were lost or the Company is unable to obtain the new personnel necessary to construct, manage and operate the Brisas Project, it could have a material adverse effect on future operations.

  Management anticipates that if and when it constructs the Brisas Project and puts it into production, the Company will experience significant growth in its operations resulting in increased demands on its management, internal controls and operating and financial systems.

   Management anticipates that if and when it constructs the Brisas Project and puts it into production, the Company will experience significant growth in its operations resulting in increased demands on its management, internal controls and operating and financial systems. There can be no assurance that management will successfully meet these demands and effectively attract and retain additional qualified personnel to manage its anticipated growth. The failure to manage growth effectively could have a material adverse impact on the Company's business, financial condition and results of operations.

Risks Relating to the Common Shares

  Gold Reserve may raise funds for future operations through the issuance of Common Shares or securities convertible into Common Shares, including warrants or debt instruments, and such financing may result in the dilution of present and prospective shareholdings.

   The Company will need to raise significant funds (currently estimated at US$638 million) to finance the construction and the commencement of operations at the Brisas Project. In order to finance future operations, the Company will likely be required to raise funds through the issuance of Common Shares or securities convertible into Common Shares such as warrants or debt instruments. The Company may also seek third party financing. The Company cannot predict the size of future issuances of Common Shares or securities convertible into Common Shares such as warrants or debt instruments or the effect, if any, that future issuances and sales of the these securities and debt instruments will have on the market price of the Common Shares or if such financing will be available on terms acceptable to the Company, or at all. Any such transaction would result in dilution, likely substantial, to present and prospective holders of Common Shares.

  The price of the Common Shares may be volatile.

   The Common Shares are publicly traded and are subject to various factors that have historically made their price volatile.

   The market price of the Common Shares on the TSX and AMEX could fluctuate significantly, in which case Common Shares purchased pursuant to this Offering may not be able to be resold at or above the offering price. The market price of the Common Shares may fluctuate based on a number of factors, including:

  . the Company's operating performance, and financial condition and the performance of competitors and other similar companies;

  . the public's reaction to the Company's press releases, other public announcements and the Company's filings with the various securities regulatory authorities;

  . the price of gold and copper and other metal prices, as well as metal production volatility;

  .  the fact the Company's primary asset is located in Venezuela;

  . changes in recommendations by research analysts who track the Common Shares or the shares of other companies in the resource sector;

  .  changes in general economic conditions;

  . the number of the Common Shares to be publicly traded after this Offering;

  .  the arrival or departure of key personnel;

  . acquisitions, strategic alliances or joint ventures involving the Company or its competitors;

  . other factors listed under "Cautionary Statement Regarding Forward-Looking Statements";

  . the public's reaction to press releases and other public announcements of the Company's competitors regarding mining development or other matters;

  . economic and political developments in North America and Venezuela, including any new regulatory rules or actions;

  . general worldwide and overall market perceptions of the attractiveness of particular industries; and

  . the dilutive effect of the sale of significantly more Common Shares in order to finance the Company's activities.

   In addition, the market price of the Common Shares are affected by many variables not directly related to the Company's performance and are therefore not within the Company's control, including other developments that affect the market for all resource sector shares, the breadth of the public market for the Common Shares, and the attractiveness of alternative investments. The effect of these and other factors on the market price of the Common Shares on the TSX and the AMEX has historically made the Company's share price volatile and suggests that the Company's share price will continue to be volatile in the future.

  The Company does not intend to pay any cash dividends in the foreseeable future.

   The Company has not declared or paid any dividends on its Common Shares since the date the Company was incorporated. The Company intends to retain its earnings, if any, to finance the growth and development of the business and does not intend to pay cash dividends on the Common Shares in the foreseeable future. Any return on an investment in the Common Shares will likely only come from the appreciation, if any, in the value of the Common Shares. The Company cannot assure you of any such appreciation. The payment of future cash dividends, if any, will be reviewed periodically by the Company's board of directors and will depend upon, among other things, conditions then existing including earnings, financial condition and capital requirements, restrictions in financing agreements, business opportunities and conditions and other factors.

  The Company determined that it is a "passive foreign investment company" under the U.S. Internal Revenue Code and, as a result, there may be adverse U.S. tax consequences for certain investors.

   Potential investors that are U.S. Holders, as defined under "Certain United States Federal Income Tax Considerations - U.S. Holders," should be aware that the Company has determined that the Company was a "passive foreign investment company" under Section 1297(a) of the U.S. Internal Revenue Code for taxable year ended December 31, 2005 and expects to be a "passive foreign investment company" for the taxable year ending December 31, 2006. As a result, a U.S. Holder may be subject to adverse U.S. federal income tax consequences, such as
(i) being subject to U.S. federal income tax at the highest rates applicable to ordinary income on at least a portion of any "excess distribution" and gain on the sale of Common Shares, as well as incurring an interest charge on the tax due thereon, or (ii) at the election of the U.S. Holder, current taxation on either (A) certain income or gains of the Company, regardless of whether any cash representing such income or gain has been distributed, or (B) any increase in the fair market value of the Common Shares as of the taxable year end, regardless of whether such gain has been realized on a disposition of such Common Shares. These potential adverse U.S. federal income tax consequences are described more fully under "Certain United States Federal Income Tax Considerations - U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares".

   The determination of whether the Company will be a "passive foreign investment company" for a future taxable year depends on (i) the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and (ii) the assets and income of the Company over the course of each such taxable year. As a result, the Company's status as a "passive foreign investment company" in any future taxable year cannot be predicted with certainty as of the date of this prospectus. Accordingly, there can be no assurance that the Company will not be a "passive foreign investment company" for any future taxable year.

   The "passive foreign investment company" rules are complex. A potential investor should consult its own financial advisor, legal counsel, or accountant regarding the application of the "passive foreign investment company" rules on an investment in Common Shares.

  Investors in Canada or in other jurisdictions outside of the United States may have difficulty bringing actions and enforcing judgments against Gold Reserve, its directors and some of the experts named in this prospectus based on civil liability provisions of Canadian securities laws.

   Investors in Canada or in other jurisdictions outside of the United States may have difficulty bringing actions and enforcing judgments against Gold Reserve, its directors that are not residents of Canada or who are residents of other jurisdictions and some of the experts named in this prospectus based on civil liability provisions of Canadian securities laws.

   Despite being organized under the laws of the territory of the Yukon, a majority of the directors and officers and the experts named in this prospectus reside principally in the United States and all or a substantial portion of their assets and all or a substantial portion of the Company's assets are located outside of Canada. Consequently, it may be difficult for holders of Common Shares to effect service of process within Canada upon the Corporation's directors, officers or experts who are not residents of Canada. Furthermore, it may not be possible to enforce against the Corporation or such directors, officers or experts, in the United States, judgments obtained in Canadian courts, including judgments based upon the civil liability provisions of the Canadian securities law, because a substantial portion of the Company's assets and the assets of these persons are located outside of Canada. The Company believes that a monetary judgment of a Canadian court predicated solely upon the civil liability provisions of Canadian securities laws would likely be enforceable in the United States if the Canadian court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a U.S. court for such purposes. The Company cannot assure you that this will be the case. It is unlikely that an action could be brought in the United States in the first instance on the basis of liability predicated solely upon the civil liability provisions of Canadian securities laws.

  The Company has broad discretion in the use of the net proceeds from the Offering and may not use the proceeds effectively.

   The Company proposes to use the net proceeds from the Offering primarily to fund ongoing development of the Brisas Project, to fund the Company's initial obligations under the EP and CM contracts with SNC, and, to a lesser extent to fund ongoing exploration of the Choco 5 project. See "Use of Proceeds". In doing so, the Company will have broad discretion in the application of the proceeds and could spend the proceeds in ways that do not improve the

Company's business prospects or enhance the value of the Common Shares. The failure to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company's business, cause the price of the Common Shares to decline and delay the development and productivity of the Company's mining operations.

  The Company is a "foreign private issuer" for purposes of U.S. securities laws and is subject to different U.S. rules and regulations than a domestic U.S. issuer, which may limit the information publicly available to the Company's shareholders.

   As a foreign private issuer, the Company is not required to comply with all the periodic disclosure requirements of the U.S. Exchange Act and therefore there may be less publicly available information about the Company than if the Company was a U.S. domestic issuer. In addition, the Company's officers, directors and principal shareholders are exempt from the reporting and "short swing" profit recovery provisions of Section 16 of the U.S. Exchange Act and the rules thereunder. Therefore, the Company's shareholders may not know on a timely basis when the Company's officers, directors and principal shareholders purchase or sell Common Shares.

                                USE OF PROCEEDS

   The gross proceeds to the Company from the sale of the Common Shares will be Cdn.$30,015,000. The net proceeds to the Company will be Cdn.$28,064,250 after payment of the Underwriters' fee of Cdn.$1,500,750 and after deducting the estimated expenses of the Offering, including expenses related to the preparation and filing of this short form prospectus (Cdn.$32,341,387.50 assuming the exercise of the Over-Allotment Option in full). The Company proposes to use the net proceeds from the Offering primarily to fund ongoing development of the Brisas Project, to fund the Company's initial obligations under the EP and CM contracts with SNC, and, to a lesser extent to fund ongoing exploration of the Choco 5 project.

                          CONSOLIDATED CAPITALIZATION

   Since December 31, 2005, the date of the financial statements for the Company's most recently completed financial year, there have been no material changes in the capitalization of the Company. The following table sets forth the consolidated capitalization of the Company as at December 31, 2005 and at December 31, 2005 after giving effect to the Offering, but not the exercise of the Over-Allotment Option. This table should be read in conjunction with the audited consolidated financial statements of the Company for the financial year ended December 31, 2005, including the notes thereto and management's discussion and analysis of results of operations and financial conditions for such period, each incorporated by reference in this short form prospectus.

                                                                   As at December 31,
                                                   As at           2005, after giving
                                                December 31,         effect to the
Designation                                         2005              Offering(1)
-----------                                    --------------      ------------------
Common Shares and Equity Units............... US$140,512,063         US$165,865,306(2)
(Authorized - Unlimited)..................       (35,196,287       (38,531,287 Common
                                           Common Shares and              Shares and
                                            1,110,020 Equity        1,110,020 Equity
                                                       Units                   Units
                                                outstanding)            outstanding)

Less Common Shares and Equity Units
 held by affiliates............................ US$   (674,598)      US$   (674,598)
Stock options.................................. US$  1,867,537       US$  1,867,537
Accumulated deficit............................ US$(61,983,016)      US$(61,983,016)
KSOP debt...................................... US$    (84,220)      US$    (84,220)
                                                --------------       --------------
Total Shareholders' Equity..................... US$ 79,637,766       US$104,991,009(2)
                                                ==============       ==============

-------
(1) After deducting the Underwriters' fee and expenses of the Offering but not giving effect to the exercise of the Over-Allotment Option.

(2) US$ amounts calculated based on conversion from Cdn.$ using the noon rate of exchange on May 2, 2006 as reported by the Bank of Canada.


                         DESCRIPTION OF SHARE CAPITAL

   The Company is authorized to issue an unlimited number of Class A common shares without par value of which 35,373,718 Class A common shares were issued and outstanding at May 5, 2006. Shareholders are entitled to receive notice of and attend all meetings of shareholders with each Class A common share held entitling the holder to one vote on any resolution to be passed at such shareholder meetings. Shareholders are entitled to dividends if, as and when declared by the board of directors of the Company. Shareholders are entitled upon liquidation, dissolution or winding up of the Company to receive the remaining assets of the Company available for distribution to shareholders. The Common Shares include associated Common Share purchase rights under the Company's Shareholder Rights Plan Agreement, as amended and restated as of January 29, 2006, which agreement is attached to the AIF.

   In February 1999, Gold Reserve Corporation became a subsidiary of the Company, the successor issuer (the "Reorganization"). Generally, each shareholder of Gold Reserve Corporation received one Class A common share of the Company for each common share owned in Gold Reserve Corporation. Certain U.S. holders elected, for tax reasons, to receive equity units in lieu of Class A common shares. An equity unit, comprised of one Class B common share of the Company and one Gold Reserve Corporation Class B common share, is substantially equivalent to a Class A common share and is generally immediately convertible into Class A common shares. Equity units, of which 1,085,099 were issued and outstanding at May 5, 2006, are not listed for trading on any stock exchange, but subject to compliance with applicable federal, provincial and state securities laws, may be transferred.

                DESCRIPTION OF THE SECURITIES BEING DISTRIBUTED

   The Offering consists of 3,335,000 Common Shares. The Company has also granted to the Underwriters the Over-Allotment Option to purchase up to an additional 500,250 Common Shares. Refer to "Description of Share Capital" for a description of the authorized share capital of the Company.

                  CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Purchasers Resident in Canada

   In the opinion of Fasken Martineau DuMoulin LLP, counsel to Gold Reserve, and Heenan Blaikie LLP, counsel to the Underwriters, the following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations applicable to a prospective purchaser of Common Shares to be issued pursuant to this Offering. This summary is applicable only to a purchaser who, at all relevant times, is resident in Canada, deals at arm's length and is not affiliated with Gold Reserve, and who will acquire and hold such Common Shares as capital property (a "Holder"), all within the meaning of the Tax Act. Any Common Shares will generally be considered to be capital property to a Holder unless the Holder holds such securities in the course of carrying on a business or has acquired them in a transaction or transactions considered to be an adventure in the nature of trade. Certain Holders whose Common Shares might not otherwise qualify as capital property may be entitled to make the irrevocable election provided by subsection 39(4) of the Tax Act to have the Common Shares and every other "Canadian security" (as defined by the Tax Act) owned by such Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property.

   This summary does not apply to a Holder that is a "financial institution" for purposes of the mark-to-market provisions of the Tax Act or a "specified financial institution" for purposes of the Tax Act.

   This summary is based upon the current provisions of the Tax Act and the regulations thereunder, specific proposals to amend the Tax Act (the "Tax Proposals") which have been announced by or on behalf the Minister of Finance (Canada) prior to the date hereof, and counsel's understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the "CRA"). This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law, whether by way of judicial, legislative or governmental decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurances can be given that such Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

   This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Common Shares, and does not describe the income tax considerations relating to the deductibility of interest on money borrowed by a Holder. The following description of income tax matters is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder. Holders are urged to consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

  Disposition of Common Shares

   A Holder who disposes of or is deemed to have disposed of a Common Share will realize a capital gain (or incur a capital loss) equal to the amount by which the proceeds of disposition in respect of the Common Share exceed (or are exceeded by) the aggregate of the adjusted cost base of such Common Share and any reasonable expenses associated with the disposition. The adjusted cost base of Common Shares to a holder will be the average cost of all Common Shares held by the holder at the time.

   One-half of any capital gain (a "taxable capital gain") must be included in income and one-half of any capital loss may be used to offset taxable capital gains incurred in the year, in any of the three prior years or in any subsequent year in the circumstances and to the extent provided in the Tax Act. A capital loss realized from the disposition of a Common Share by a Holder that is a corporation may in certain circumstances be reduced by the amount of dividends that have been previously received or deemed to have been received by the Holder on such shares. Similar rules may apply where a corporation is, directly or through a trust or partnership, a member of a partnership or a beneficiary of a trust that owns Common Shares.

   Capital gains realized by an individual and certain trusts may result in the individual or trust paying alternative minimum tax under the Tax Act.

   A Holder that is, throughout the relevant taxation year, a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year, which is defined to include an amount in respect of taxable capital gains.

  Taxation of Dividends Received by Holders of Common Shares

   A Holder of Common Shares will be subject to the normal treatment under the Tax Act applicable to dividends received from a taxable Canadian corporation.

   Dividends (including deemed dividends) received on Common Shares by a Holder who is an individual (and certain trusts) will be included in income and be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received by an individual from taxable Canadian corporations. Taxable dividends received by such Holders may give rise to alternative minimum tax under the Tax Act.

   Dividends (including deemed dividends) received on Common Shares by a Holder that is a corporation will be included in income and normally deductible in computing such corporation's taxable income. However, the Tax Act will generally impose a 33 1/3% refundable tax on such dividends received by a corporation that is a private corporation or a subject corporation for purposes of Part IV of the Tax Act to the extent that such dividends are deductible in computing the corporation's taxable income.

   On November 23, 2005, the Minister of Finance released proposals to amend the Tax Act which would provide an enhanced gross-up and dividend tax credit on eligible dividends paid to eligible shareholders. There can be no assurance that the new federal government, which was elected on January 23, 2006, will seek enactment of this proposal.

Purchasers Resident in the United States

   The following is a general summary of the principal Canadian federal income tax considerations under the Tax Act generally applicable to the holding and disposition of Common Shares by a holder who, at all relevant times for purposes of the Tax Act, is not resident or deemed to be resident in Canada, deals at arm's length with the Company, holds the common shares as capital property and does not use or hold, and is not deemed to use or hold the common shares in the course of carrying on, or otherwise in connection with, a business in Canada and who, for purposes of the Canada-United States Income Tax Convention (the "Treaty"), is a resident of the United States. United States limited liability companies (LLCs) generally are not considered residents of the United States for the purposes of the Treaty. Generally, Common Shares will be considered to be capital property to a holder thereof provided that the holder does not use the Common Shares in the course of carrying on a business and such holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. This summary does not deal with special situations, such as particular circumstances of traders or dealers in securities, limited liability companies, tax-exempt entities, insurers, and financial institutions. For purposes of the Tax Act, all amounts relevant in computing a holder's liability under the Tax Act must be computed in Canadian dollars. Amounts denominated in U.S. dollars including adjusted cost base and proceeds of disposition must be converted into Canadian dollars based on the prevailing exchange rate at the relevant time.

  Dividends

   Dividends on Common Shares paid or credited to a U.S. Holder (as defined below) by the Company are subject to Canadian withholding tax. Under the Treaty, the rate of withholding tax on dividends paid or credited to a U.S. Holder is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a corporation beneficially owning at least 10% of the Company's voting shares). Under the Treaty, dividends paid by the Company to certain religious, scientific, charitable, certain other tax-exempt organizations and certain pension organizations that are resident in, and exempt from tax in, the United States are exempt from Canadian withholding tax.

  Dispositions

   A U.S. Holder will generally not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition of a Common Share, unless the Common Share constitutes "taxable Canadian property" as defined in the Tax Act at the time of disposition. The Common Share will generally not be taxable Canadian property to a U.S. Holder at the time of disposition provided the Common Shares are listed on a prescribed stock exchange (which includes the TSX and the AMEX) at that time and, during the 60 month period ending at the time of disposition of the Common Share, the U.S. Holder, persons with whom the U.S. Holder did not deal at arm's length, or the U.S. Holder together with such persons, did not own 25% or more of the Company's issued shares of any class or series of capital stock. Even if a Common Share constitutes taxable Canadian property to a U.S. Holder, by reason of the Treaty, no tax will generally be payable under the Tax Act on a capital gain realized by the U.S. Holder on the disposition of such shares provided the value of such shares at the time of disposition is not derived principally from real property situated in Canada. The Company has advised counsel that, at the date of this short form prospectus, the value of the Common Shares is not derived principally from real property situated in Canada within the meaning of the Treaty. Provided that the Common Shares are not taxable Canadian property to a U.S. Holder, there are no clearance certificate requirements imposed by the Tax Act on that U.S. Holder in respect of a disposition of Common Shares.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following is a summary of certain material U.S. federal income tax consequences to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to this prospectus.

   This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. Holder as a result of the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. Each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

Authorities

   This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (whether final or temporary), published rulings of the Internal Revenue Service (the "IRS"), published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the "Canada-U.S. Tax Convention"), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this prospectus. All of the authorities on which this summary is based are subject to differing interpretations and could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. In such event, the U.S. federal income tax consequences applicable to a U.S. Holder of the Common Shares could differ from those described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holders

   For purposes of this summary, a "U.S. Holder" is a beneficial owner of Common Shares that, for U.S. federal income tax purposes, is (a) an individual who is a citizen or resident of the U.S. (including certain former citizens and former long-term residents), (b) a corporation, or any other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S. or any political subdivision thereof, including the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

Non-U.S. Holders

   For purposes of this summary, a "non-U.S. Holder" is a beneficial owner of Common Shares other than a U.S. Holder. A non-U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. federal income tax consequences (including the potential application of and operation of any income tax treaties) of the acquisition, ownership, and disposition of Common Shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

   This summary does not address the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares to U.S. Holders that are subject to special provisions under the Code, including the following U.S. Holders: (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies;
(c) U.S. Holders that are dealers in securities, commodities or currencies, or U.S. Holders that are traders in securities or commodities that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a "functional currency" other than the U.S. dollar; (e) U.S. Holders that are liable for the alternative minimum tax under the Code; (f) U.S. Holders that own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;
(g) U.S. Holders that acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (h) U.S. Holders that hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code; or (i) U.S. Holders that own (directly, indirectly, or constructively) 10% or more, by voting power or value, of the outstanding shares of the Company. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own financial advisor, legal counsel or accountant regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

   If an entity that is classified as a partnership (or "pass-through" entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such partnership (or "pass-through" entity) and the partners of such partnership (or owners of such "pass-through" entity) generally will depend on the activities of the partnership (or "pass-through" entity) and the status of such partners (or owners). Partners of entities that are classified as partnerships (or owners of "pass-through" entities) for U.S. federal income tax purposes should consult their own financial advisor, legal counsel or accountant regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

Tax Consequences Other than U.S. Federal Income Tax Consequences Not Addressed

   This summary does not address the consequences arising under U.S. federal estate, gift or excise tax laws or the tax laws of any applicable foreign, state, local or other jurisdiction to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. Each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the consequences of any of these laws on the acquisition, ownership, and disposition of Common Shares.

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares

  Distributions

   For U.S. federal income tax purposes, the amount of distributions made on the Common Shares generally will equal the amount of cash and the fair market value of any property distributed and also will include the amount of any Canadian taxes withheld as described above under "Canadian Federal Income Tax Considerations - Purchasers Resident in the United States". Except as discussed below under "Passive Foreign Investment Company", an amount of the distribution will be treated as a dividend, taxable to a U.S. Holder as ordinary income, to the extent of the Company's current or accumulated earnings and profits allocable to such U.S. Holder. To the extent that an amount received by a U.S. Holder exceeds the allocable share of the Company's current and accumulated earnings and profits, such excess will be treated as a return of capital to the extent of the U.S. Holder's tax basis in its Common Shares and then, to the extent in excess of such U.S. Holder's tax basis, as gain from the sale or exchange of such Common Shares generally taxable as capital gain. (See discussion below under "Disposition.") The amount treated as a dividend will not be eligible for the dividends received deduction generally allowed to U.S. corporate shareholders on dividends received from U.S. corporations.

   In the case of non-corporate U.S. Holders, the U.S. federal income tax rate applicable to dividends received in taxable years beginning prior to 2009 may be lower than the rate applicable to other categories of ordinary income if certain conditions are met. Dividends will not qualify for the reduced rate, however, if the Company is treated, for the tax year in which the dividends are paid or the preceding tax year, as a "passive foreign investment company" for U.S. federal income tax purposes. For the taxable year ended December 31, 2005, the Company was considered a "passive foreign investment company". (See discussion below under "Passive Foreign Investment Company.") There can be no assurance that the Company will not be a "passive foreign investment company" in future taxable years. Accordingly, if the Company continues to be considered a "passive foreign investment company," a dividend paid by the Company to a U.S. Holder generally will not qualify for the lower U.S. federal income tax rate. The U.S. federal income tax rules applicable to dividends are complex and each U.S. Holder should consult it own financial advisor, legal counsel or accountant regarding the dividend rules.

   The amount of any distribution paid in foreign currency will be included in a U.S. Holder's gross income in an amount equal to the U.S. dollar value of the foreign currency calculated by reference to the spot rate in effect on the date of receipt by the U.S. Holder, regardless of whether the foreign currency is converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the distribution. If the foreign currency received in the distribution is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss recognized upon a subsequent conversion or other disposition of the foreign currency will be treated as U.S. source ordinary income or loss.

   A non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on distributions with respect to the Common Shares that are treated as a dividend for U.S. federal income tax purposes unless such dividends are effectively connected with the conduct of a trade or business within the U.S. by the non-U.S. Holder (and are attributable to a permanent establishment maintained in the U.S. by such non-U.S. Holder if an applicable income tax treaty so requires as a condition for such non-U.S. Holder to be subject to U.S. federal taxation on a net income basis in respect of income from the Common Shares), in which case the non-U.S. Holder generally will be subject to U.S. federal income tax in respect of such dividends in the same manner as a U.S. Holder. Any such effectively connected dividends received by a corporate non-U.S. Holder also may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on distributions that are treated as capital gain for U.S. federal income tax purposes unless such non-U.S. Holder would be subject to U.S. federal income tax on gain realized on the sale or other disposition of the Common Shares. See discussion below under "Dispositions".

   Subject to certain limitations, a U.S. Holder may elect to claim a credit against its U.S. federal income tax liability for any Canadian tax paid with respect to, or withheld from, any dividends paid on the Common Shares. A U.S. Holder who does not make such an election instead may deduct the Canadian tax paid or withheld, but only for a year in which such U.S. Holder elects to do so with respect to all creditable foreign taxes paid by such U.S. Holder. The availability of the foreign tax credit is subject to complex limitations that depend on the proportionate share that a U.S. Holder's "foreign source" taxable income bears to such U.S. Holder's worldwide taxable income with respect to each separate category of income described below.

   For U.S. foreign tax credit purposes, for taxable years beginning before January 1, 2007, dividends on the Common Shares will generally constitute foreign source "passive income" or, in the case of certain U.S. Holders, "financial services income." However, for taxable years beginning after December 31, 2006, dividends paid on the Common Shares generally will be treated as "passive income" (or "general income" for certain U.S. Holders). If, and for so long as, the Company is a United States-owned foreign corporation (as defined below), dividends paid by the Company on the Common Shares may, subject to certain exceptions and elections, instead be treated for U.S. foreign tax credit purposes as partly foreign source "passive income" (or "financial services income" for certain U.S. Holders) for taxable years beginning before January 1, 2007 or "passive income" (or "general income" for certain U.S. Holders) for taxable years beginning after December 31, 2006, and partly U.S.-source income, in proportion to the earnings and profits of the Company in the year of such distribution allocable to foreign and U.S. sources, respectively. The Company will be treated as a United States-owned foreign corporation if stock representing 50% or more of the voting power or value of the stock of the Company is held, directly or indirectly, by U.S. Holders. No assurance can be given as to whether the Company is or will become a United States-owned foreign corporation.

   The rules relating to the U.S. foreign tax credit are complex, and each U.S. Holder should consult its own financial advisor, legal counsel or accountant to determine whether and to what extent it would be entitled to a foreign tax credit.

  Dispositions

   Subject to the discussion below under "Passive Foreign Investment Company," a U.S. Holder's sale, exchange or other disposition of the Common Shares generally will result in the recognition by the U.S. Holder of U.S. source taxable capital gain or loss in an amount equal to the difference between the U.S. dollar value of the amount of cash and fair market value of any property received upon the sale, exchange or other disposition and such U.S. Holder's adjusted tax basis in the Common Shares. Such capital gain or loss will be long-term if the U.S. Holder's holding period in the Common Shares is more than one year at the time of the sale, exchange or other disposition. Long-term capital gain recognized by certain non-corporate U.S. Holders generally will be subject to U.S. federal income tax rates lower than the rates applicable to ordinary income. The deductibility of capital losses is subject to limitations. Each U.S. Holder should consult its own financial advisor, legal counsel or accountant regarding the treatment of capital gains and losses.

   A non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale or other disposition of the Common Shares unless (i) the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder in the U.S. (and is attributable to a permanent establishment maintained in the U.S. by such non-U.S. Holder if an applicable income tax treaty so requires as a condition for such non-U.S. Holder to be subject to U.S. federal income taxation on a net income basis in respect of income from the Common Shares), or (ii) such non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the sale, and certain other conditions are met. Effectively connected gains realized by a corporate non-U.S. Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

  Controlled Foreign Corporation Status

   Under Section 951(a) of the Code, each "United States shareholder" of a "controlled foreign corporation" ("CFC") must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income," even if the subpart F income is not actually distributed to the "United States shareholder." In addition, gain on the sale of stock in a CFC realized by a "United States shareholder" is treated as ordinary income, potentially eligible for the reduced tax rate applicable to certain dividends, to the extent of such shareholder's proportionate share of the CFC's undistributed earnings and profits accumulated during such shareholder's holding period for the stock. Section 951(b) of the Code defines a "United States shareholder" as any U.S. corporation, citizen, resident or other U.S. person who owns (directly or through certain deemed ownership rules) 10% or more of the total combined voting power of all classes of stock of a foreign corporation. In general, a foreign corporation is treated as a CFC only if such "United States shareholders" collectively own more than 50% of the total combined voting power or total value of the foreign corporation's stock. Under these rules, the Company does not expect to be a CFC but there can be no assurance that the Company will not become a CFC. If the Company is treated as a CFC, the Company's status as a CFC should have no adverse effect on any shareholder of the Company that is not a "United States shareholder."

  Passive Foreign Investment Company

   If the Company is a "passive foreign investment company" (as defined below), the preceding sections of this summary may not describe the U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares.

   Sections 1291 through 1298 of the Code contain special rules applicable with respect to foreign corporations that are "passive foreign investment companies" ("PFICs"). A company will be considered a PFIC if 75% or more of its gross income (including a pro rata share of the gross income of any company (United States or foreign) in which the company is considered to own 25% or more of the shares by value) in a taxable year is passive income (the "Income Test"). Alternatively, a foreign company will be considered a PFIC if at least 50% of the assets (averaged over the four quarter ends for the year) of the company (including a pro rata share of the assets of any company of which the company is considered to own 25% or more of the shares by value) in a taxable year are held for the production of, or produce, passive income (the "Asset Test").

   For the taxable year ended December 31, 2005, the Company determined that it was a PFIC because it met the Income Test. In addition, the Company expects that it will meet the Income Test for the taxable year ending December 31, 2006, and, as a result, will be treated as a PFIC for such taxable year. The determination of whether the Company will be a PFIC for a subsequent taxable year depends on (i) the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and (ii) the assets and income of the Company over the course of each such taxable year. As a result, whether the Company will be a PFIC for any subsequent taxable year cannot be predicted with certainty as of the date of this prospectus. Accordingly, there can be no assurance that the Company will not be a PFIC for any taxable year.

   For taxable years in which the Company is a PFIC, each U.S. Holder, in absence of an election by such holder to treat the Company as a "qualified electing fund" (a "QEF" election), as discussed below, will, upon certain distributions by the Company or upon disposition of the Common Shares at a gain, be liable to pay U.S. federal income tax at the highest tax rate on ordinary income in effect for each period to which the income is allocated plus interest on the tax, as if the distribution or gain had been recognized ratably over the U.S. Holder's holding period for the Common Shares while the Company was a PFIC. Additionally, the Common Shares of a decedent U.S. Holder who failed to make a QEF election will generally be denied the normally available step-up of the tax basis for such Common Shares to fair market value at the date of death and, instead, would have a tax basis equal to the decedent's tax basis, if lower, in the Common Shares.

   A U.S. Holder who owns the Common Shares during a period when the Company is a PFIC will be subject to the foregoing PFIC rules, even if the Company ceases to be a PFIC, unless such U.S. Holder makes a QEF election in the first year in which the U.S. Holder owned the Common Shares and the Company was considered a PFIC. A U.S. Holder who makes such a QEF election will be entitled to treat any future gain on the sale of the Common Shares as capital gain and will not be denied the tax basis step-up at death described above. Additionally, a U.S. Holder who makes a QEF election will, for each taxable year the Company is a PFIC, include in income a pro rata share of the ordinary earnings of the Company as ordinary income and a pro rata share of any net capital gain of the Company as long-term capital gain, subject to a separate election to defer payment of taxes (such deferral is subject to an interest charge.) The Company will comply with the applicable information reporting requirements under the QEF rules.

   A U.S. Holder who makes a QEF election for the first taxable year in which the U.S. Holder owns Common Shares and in which the Company is a PFIC (and complies with certain U.S. federal income tax reporting requirements) should not have any material adverse U.S. federal income tax consequences if the Company has no ordinary earnings or net capital gains during such taxable year. The Company currently expects that it will not have any ordinary earnings or net capital gains in future years in which it may be a PFIC. However, no assurance can be given as to this expectation. Each U.S. Holder is urged to consult its own financial advisor, legal counsel, or accountant concerning the application of the U.S. federal income tax rules governing PFICs in its particular circumstances.

   Each U.S. Holder choosing to make a QEF election would be required annually to file an IRS Form 8621 (Return by a shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with such U.S. Holder's timely filed U.S. federal income tax return (or directly with the IRS if the U.S. Holder is not required to file an income tax return). A U.S. Holder choosing to make a QEF election also must include with its income tax return a shareholder election statement and the PFIC annual information statement that the Company will provide. If the Company determines that it was a PFIC during the taxable year, within two months after the end of each such taxable year the

Company will supply the PFIC annual information statement necessary to make the QEF election for such taxable year.

   As an alternative to the QEF election, a U.S. Holder of certain publicly traded PFIC stock can elect to mark the stock to market, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the PFIC stock and the adjusted tax basis in the PFIC stock. Losses would be allowed only to the extent of net mark-to-market gain previously included in income by the U.S. Holder under the election for prior taxable years. If a mark-to-market election is in effect on the date of a U.S. Holder's death, the otherwise available step-up in tax basis to fair market value will not be available. Instead, the tax basis of the Common Shares in the hands of a person who acquires such Common Shares from the decedent will be the lesser of the decedent's tax basis or the fair market value of the Common Shares.


   Due to the complexity of the PFIC rules, a U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the Company's status as PFIC and the eligibility, manner and advisability of making a QEF election or a mark-to-market election and how the PFIC rules may affect the U.S. federal income tax consequences of a U.S. Holder's acquisition, ownership, and disposition of Common Shares.

  Information Reporting; Backup Withholding Tax

   In general, dividend payments or other taxable distributions on the Company's Common Shares or proceeds from the disposition of Common Shares paid by a U.S. paying agent or other U.S. intermediary to a non-corporate U.S. Holder may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 28%. Backup withholding generally would not apply to a U.S. Holder that furnishes a correct taxpayer identification number and makes any other required certifications or if the U.S. Holder is otherwise exempt from backup withholding. U.S. Holders that are required to establish their exempt status generally must provide such certification on IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Certain non-U.S. Holders receiving payments in the U.S or through certain U.S. financial intermediaries should establish their exemption from information reporting or backup withholding by providing certification of non-U.S. status on IRS Form W-8 BEN, as applicable.

   Amounts withheld as backup withholding may be credited against the U.S. Holder's U.S. federal income tax liability. Additionally, a U.S. Holder or non-U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding regime by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Copies of any information returns filed with the IRS may be made available by the IRS, under the provisions of a specific treaty or agreement, to the taxing authorities of the country in which the non-U.S. Holder resides or is organized.

   Each U.S. Holder and non-U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the information reporting and backup withholding tax rules.

                             PLAN OF DISTRIBUTION

Pursuant to an underwriting agreement dated May 3, 2006 (the "Underwriting Agreement") between Gold Reserve and the Underwriters, Gold Reserve has agreed to issue and sell 3,335,000 Common Shares and the Underwriters have severally agreed to purchase on the closing date of the Offering in the proportions set out in the Underwriting Agreement, which is expected to be on or about May 15, 2006 or any other date as may be agreed upon by Gold Reserve and the Underwriters, but in any event not later than May 30, 2006, subject to the conditions stipulated in the Underwriting Agreement, all but not less than all such Common Shares at a price of Cdn.$9.00 per Common Share, payable in cash against delivery of certificates representing the Common Shares, in the number of Common Shares set forth opposite the Underwriter's name:

Underwriter                                              Number of Common Shares
-----------                                              -----------------------
Sprott Securities Inc...................................          1,667,500
RBC Dominion Securities Inc.............................          1,667,500
                                                                  ---------
Total...................................................          3,335,500
                                                                  =========

   The offering price of the Common Shares was determined by negotiation between Gold Reserve and the Underwriters. The Underwriting Agreement provides that Gold Reserve will pay to the Underwriters, in consideration for their services in connection with the Offering, a fee of Cdn.$0.45 per Common
Share, for an aggregate fee of Cdn.$1,500,750 or 5% of the gross proceeds of the Offering.

   Gold Reserve has also granted to the Underwriters an Over-Allotment Option, exercisable for a period of 30 days from the date of the closing of the Offering, to purchase up to an aggregate of 500,250 additional Common Shares, at a price of Cdn.$9.00 per Common Share, payable in cash against delivery of such additional shares. The Over-Allotment Option is exercisable in whole or in any part only for the purpose of covering over-allotments, if any, made by the Underwriters in connection with the Offering and for market stabilization purposes. This prospectus qualifies the grant of the Over-Allotment Option and the distribution of any Common Shares issued and sold upon the exercise of the Over-Allotment Option.

   The following table summarizes the compensation of the Offering payable by the Company to the Underwriters:

                                  Per Common Share                                Total
                     ------------------------------------------ --------------------------------------------
                     Without Over-Allotment With Over-Allotment Without Over-Allotment With Over-Allotment
                             Option               Option                Option               Option
                     ---------------------- ------------------- ---------------------- ---------------------
Underwriters' Fee...       Cdn.$0.45            Cdn.$0.45             Cdn.$1,500,750       Cdn.$1,725,862.50

   The Company estimates that its total expenses of the Offering will be Cdn.$450,000. The Company has agreed to reimburse the Underwriters for certain of its expenses relating to the Offering.

   The Common Shares are being offered to the public concurrently in all of the provinces of Canada, other than Quebec, and in the United States pursuant to the multi-jurisdictional disclosure system implemented by the securities regulatory authorities in the United States and Canada. The Common Shares will be offered in Canada and the United States by the Underwriters either directly or through their U.S. registered broker-dealer affiliates or agents, as applicable. The Underwriters may offer the Common Shares for sale in jurisdictions outside of Canada and the United States provided such offer and sale will not require the Company to comply with the registration, prospectus, filing, continuous disclosure or other similar requirements under the applicable securities laws of such other jurisdictions or pay any additional governmental filing fees which relate to such other jurisdictions.

   The Common Shares are listed on both the TSX and AMEX under the symbol "GRZ". Application has been made to have the Common Shares qualified for distribution by this short form prospectus listed on the AMEX. The TSX has conditionally approved the listing of the Common Shares qualified for distribution by this short form prospectus. Listing on AMEX will be subject to the Company fulfilling all of the listing requirements of the AMEX while the TSX listing is subject to the Company fulfilling all of the listing requirements of the TSX on or before July 31, 2006.

   The obligations of the Underwriters under the Underwriting Agreement may be terminated upon the occurrence of certain stated events. Subject to the above, the Underwriters are severally obligated to take up and pay for all Common Shares they have obliged themselves to purchase if any of the Common Shares are purchased under the Underwriting Agreement. The Underwriting Agreement also provides that Gold Reserve will indemnify the Underwriters against certain liabilities and expenses, including liability under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof. The closing of the Offering is conditional upon the receipt of an opinion from the National Association of Securities Dealers, Inc. that it has no objection to the proposed underwriting terms among the Company, and the Underwriters, set forth in the Underwriting Agreement.

   The public offering price for the Common Shares offered in Canada and in the United States is payable in Canadian dollars only.

   The Company has agreed that it will not, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC, a registration statement under the Securities Act or a prospectus under applicable Canadian securities legislation relating to, any of the Common Shares or securities convertible into or exchangeable for any of the Common Shares without the prior written consent of Sprott Securities Inc. for a period of 90 days after the date of the Underwriting Agreement, except for grants of employee stock options by the Company or issuances of the Common Shares pursuant to the exercise of employee stock options previously granted by the Company and outstanding on the date hereof.

   Pursuant to rules and policy statements of certain Canadian provincial securities commissions, the Underwriters may not, throughout the period of distribution, bid for or purchase Common Shares for their own account or for accounts over which they exercise control or direction. The foregoing restriction is subject to exceptions, on the condition that the bid or purchase is not engaged in for the purpose of creating actual or apparent active trading in, or raising the price of, the Common Shares. These exceptions include bids or purchases permitted under the Universal Market Integrity Rules for Canadian Marketplaces administered by Market Regulation Services Inc. relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution. Subject to the foregoing, the Underwriters may over-allot or effect transactions that stabilize or maintain the market price of the Common Shares at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be discontinued at any time.

   The rules of the SEC may limit the ability of the Underwriters to bid for or purchase Common Shares before the distribution of the Common Shares in the Offering is completed. However, the Underwriters may engage in the following activities in accordance with the rules:

  . Stabilizing transactions permit bids to purchase the Common Shares so long as the stabilizing bids do not exceed a specified maximum.

  . Over-allotment transactions involve sales by the Underwriters of Common Shares in excess of the number of Common Shares the Underwriters are obligated to purchase, which creates a syndicate short position. The Underwriters may close out any short position by purchasing Common Shares in the open market.

  . Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

   These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of preventing or mitigating a decline in the market price of the Common Shares, and may cause the price of the Common Shares to be higher than would otherwise exist in the open market absent such stabilizing activities. As a result, the price of the Common Shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the AMEX, the TSX or otherwise and, if commenced, may be discontinued at any time.

   Subscriptions for Common Shares will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Certificates evidencing the Common Shares will be available for delivery on the closing date of the Offering.

                                 LEGAL MATTERS

   Certain legal matters relating to the Offering and to the Common Shares to be distributed pursuant to this short form prospectus will be passed upon on behalf of the Company by Fasken Martineau DuMoulin LLP, with respect to Canadian legal matters, and by Baker & McKenzie LLP, with respect to U.S. legal matters, and on behalf of the Underwriters by Heenan Blaikie LLP, with respect to Canadian legal matters, and by Dorsey & Whitney LLP, with respect to U.S. legal matters.

                              INTEREST OF EXPERTS

   As of the date hereof, none of the partners and associates of Fasken Martineau DuMoulin LLP and Heenan Blaikie LLP, or Pincock, Allen & Holt, Raul Borrastero, C.P.G, Susan Poos, P.E., and Richard Addison, P.E., C Eng, Eur.Ing, Richard J. Lambert, P.E., and Brad Yonaka, each being companies or persons who have prepared reports relating to the Company's mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. As at the date hereof, the aforementioned persons, and the directors, officers, employees and partners in the aggregate, as applicable, of each of the aforementioned companies and partnerships beneficially own, directly or indirectly, less than one percent of the securities of the Company.

   Neither the aforementioned persons, nor any director, officer, employee or partner, as applicable, of the aforementioned companies or partnerships is currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or affiliate of the Company.

                    AUDITORS, TRANSFER AGENT AND REGISTRAR

   The auditors of the Company are PricewaterhouseCoopers LLP, Chartered Accountants, of 250 Howe Street, Suite 700, Vancouver, British Columbia
V6C 3S7 who advise that they are independent of the Company within the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia. The auditors are registered with the U.S. Public Accounting Oversight Board.

   The transfer agent and registrar for the common shares of the Company is Computershare Investor Services Inc. at its principal offices in Toronto, Ontario.

             DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

   The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: (i) the documents referred to under the heading "Documents Incorporated by Reference";
(ii) the form of Underwriting Agreement; (iii) consent of PricewaterhouseCoopers LLP; (iv) consent of Fasken Martineau DuMoulin LLP; (v) consent of Heenan Blaikie LLP; (vi) consent of Pincock Allen & Holt; (vii) consent of Raul Borrastero, C.P.G; (viii) consent of Susan Poos, P.E.; (ix) consent of Richard Addison, P.E., C Eng, Eur.Ing; (x) consent of Richard J. Lambert, P.E.; (xi) consent of Brad Yonaka, Exploration Manager for Gold Reserve; and (xi) powers of attorney from directors and officers of Gold Reserve.

                            ADDITIONAL INFORMATION

   The Company has filed with the SEC a registration statement on Form F-10 relating to the Common Shares. This short form prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this prospectus about the contents of any contract, agreement or other document referred to are not complete, and in each instance you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

   The Company is subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation, and in accordance therewith files reports and other information with the SEC and with the securities regulators in Canada. Under a multi-jurisdictional disclosure system adopted by the United States, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States (materially different in some circumstances). As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company is not required to publish financial statements as promptly as U.S. companies.

   You may read any document that the Company has filed with the SEC at the SEC's public reference room in Washington, D.C. You may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. You may read and download documents the Company has publicly filed with the SEC's Electronic Data Gathering and Retrieval system at www.sec.gov. You may read and download any public document that the Company has filed with the Canadian securities regulatory authorities at www.sedar.com.

                      ENFORCEABILITY OF CIVIL LIABILITIES

   The Company is a corporation existing under the Business Corporations Act (Yukon). Some of the Company's directors and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of the Company's assets, are located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws. The Company has been advised by its Canadian counsel, Fasken Martineau DuMoulin LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Company has also been advised by Fasken Martineau DuMoulin LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

   The Company filed with the SEC, concurrently with its registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Gold Reserve Corporation, its Montana subsidiary, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of the Common Shares under this prospectus.

                             INTERNATIONAL ISSUER

   Although the Company resides in Canada, a substantial portion of its assets are located outside of Canada. Although Gold Reserve has appointed Austring, Fendrick, Fairman & Pakkari, The Drury Building, 3801 Third Avenue, Whitehorse, Yukon Y1A 4Z7, as its agent for service of process in Canada, it may not be possible for investors to collect from Gold Reserve judgements obtained in Canadian courts predicated on the civil liability provisions of securities legislation.

                 STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

   Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to applicable provisions of the securities legislation of such purchaser's province for the particulars of these rights or consult with a legal adviser.

          AUDITORS' REPORT WITH RESPECT TO SUPPLEMENTARY INFORMATION

To the Board of Directors of
  Gold Reserve Inc.

   Our audit of the consolidated financial statements of Gold Reserve Inc. referred to in our report to the Shareholders dated February 17, 2006 included consideration of note 11, Differences Between Canadian and U.S. GAAP as at December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005.

   Management has also prepared supplementary disclosure under U.S. GAAP as at December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005 ("Supplementary Information on Differences Between Canadian and U.S. GAAP"). In our opinion, this Supplementary Information on Differences Between Canadian and U.S. GAAP presents fairly, in all material respects, the disclosures set forth therein when read in conjunction with the related consolidated financial statements of the Company.

Vancouver, British Columbia, Canada                  /s/ PricewaterhouseCoopers
February 17, 2006                                         Chartered Accountants

               U.S. GAAP RECONCILIATION TO FINANCIAL STATEMENTS

   The Company prepares its consolidated financial statements in U.S. dollars in accordance with Canadian GAAP, which principles differ in certain respects from United States GAAP. The Company has previously reported its financial statements in accordance with Item 17 under Form 20-F, including the U.S. GAAP reconciliation requirements thereunder. In order to be eligible for use of the SEC's registration statement on Form F-10, of which this short form prospectus constitute a part, the Company must reconcile its financial statements pursuant to Item 18 under Form 20-F, which requires more detailed reconciliation with U.S. GAAP and the rules and regulations promulgated by the SEC. This "U.S. GAAP Reconciliation to Financial Statements" section supplements the Company's financial statements set forth in its AIF in order to comply with Item 18 under Form 20-F. This section should be read in conjunction with the financial statements of the Company set forth in the AIF.

   The effect of the principal differences between U.S. and Canadian GAAP as required by Item 18 of Form 20-F (and the rules and regulations of the SEC) are summarized below.

Consolidated Summarized Balance Sheets

                                     Canadian GAAP     Change       U.S. GAAP
                                     -------------  ------------  -------------
2005
Assets
Current assets(A)................... $ 22,797,616   $  4,112,904  $  26,910,520
Mineral property costs(C)...........   46,381,380    (41,034,321)     5,347,059
Other assets........................   12,775,876             --     12,775,876
                                     ------------   ------------  -------------
                                     $ 81,954,872   $(36,921,417) $  45,033,455
                                     ============   ============  =============
Liabilities......................... $  2,317,106   $         --  $   2,317,106
Shareholders' equity
Common shares & equity units(B).....  140,512,063     (5,185,930)   135,326,133
Less, common shares & equity units
 held by affiliates.................     (674,598)            --       (674,598)
Contributed surplus.................           --      1,489,156      1,489,156
Stock options(B)....................    1,867,537      3,922,652      5,790,189
Value assigned to warrants..........           --      3,682,447      3,682,447
Accumulated deficit(B),(C)..........  (61,983,016)   (44,942,646)  (106,925,662)
Accumulated other comprehensive
 income(A)..........................           --      4,112,904      4,112,904
KSOP debt...........................      (84,220)            --        (84,220)
                                     ------------   ------------  -------------
                                       79,637,766    (36,921,417)    42,716,349
                                     ------------   ------------  -------------
                                     $ 81,954,872   $(36,921,417) $  45,033,455
                                     ============   ============  =============

                                     Canadian GAAP     Change       U.S. GAAP
                                     -------------  ------------  -------------
2004
Assets
Current assets(A)................... $ 33,057,053      3,043,978  $  36,101,031
Mineral property costs(C)...........   41,034,321    (41,034,321)            --
Other assets........................   12,514,157             --     12,514,157
                                     ------------   ------------  -------------
                                     $ 86,605,531   $(37,990,343) $  48,615,188
                                     ============   ============  =============
Liabilities......................... $  2,429,473   $         --  $   2,429,473
Shareholders' equity
Common shares & equity units(B).....  136,907,516     (5,409,346)   131,498,170
Less, common shares & equity units
 held by affiliates.................     (674,598)            --       (674,598)
Stock options(B)....................    1,004,197      7,071,690      8,075,887
Value assigned to warrants..........           --      5,395,019      5,395,019
Accumulated deficit(B),(C)..........  (52,955,734)   (48,091,684)  (101,047,418)
Accumulated other comprehensive
 income(A)..........................           --      3,043,978      3,043,978
KSOP debt...........................     (105,323)            --       (105,323)
                                     ------------   ------------  -------------
                                       84,176,058    (37,990,343)    46,185,715
                                     ------------   ------------  -------------
                                     $ 86,605,531   $(37,990,343) $  48,615,188
                                     ============   ============  =============

Consolidated Summarized Statements of Operations

                                           2005          2004          2003
                                        -----------  ------------  ------------
Net Loss under Canadian GAAP..........  $(9,027,282) $ (5,482,629) $ (3,707,336)
 Stock based compensation(B)..........    3,149,038     1,391,066    (7,704,726)
 Mineral property costs(C)............           --    (6,268,328)           --
                                        -----------  ------------  ------------
Net loss under U.S. GAAP..............   (5,878,244)  (10,359,891)  (11,412,062)
Other comprehensive income (loss)
 Unrealized gain (loss) on available-
  for-sale securities(A)..............    1,068,926       (70,147)    3,072,941
 Reclassification adjustment for
  (gain) loss included in net loss....       55,957            --      (176,375)
 Total comprehensive loss under U.S.
  GAAP................................  $(4,753,361) $(10,430,038) $ (8,515,496)
                                        -----------  ------------  ------------
 Basic and diluted net loss per share
  under U.S. GAAP.....................        $(.17)        $(.35)        $(.46)
                                        ===========  ============  ============

Consolidated Summarized Statements of Cash Flows

                                           2005          2004          2003
                                        -----------  ------------  ------------
Cash flow used by operating activities
 under Canadian GAAP..................  $(7,729,508) $ (3,958,108) $ (2,898,151)
 Mineral property costs(C)............           --    (6,268,328)           --
                                        -----------  ------------  ------------
Cash flow used by operating activities
 under U.S. GAAP......................  $(7,729,508) $(10,226,436) $ (2,898,151)
                                        ===========  ============  ============
Cash flow (used) provided by investing
 activities under Canadian GAAP.......  $(2,691,289) $ (3,661,785) $  2,731,267
 Mineral property costs(C)............           --     6,268,328            --
                                        -----------  ------------  ------------
Cash flow (used) provided by investing
 activities under U.S. GAAP...........  $(2,691,289) $  2,606,543  $  2,731,267
                                        ===========  ============  ============

--------
(A) Under U.S. GAAP, marketable securities would be divided between held-to-maturity securities and available-for-sale securities. Those securities classified as available-for-sale would be recorded at market value and the unrealized gain or loss would be recorded as part of comprehensive income.
(B) For U.S. GAAP purposes, the Company accounts for stock-based employee compensation arrangements using the intrinsic value method prescribed in Accounting Principles Board (APB) Opinion No.25, "Accounting for Stock Issued to Employees." Under U.S. GAAP, when the exercise price of certain stock options is amended (the "Repricing"), these options are accounted for as variable compensation from the date of the effective Repricing. Under this method, following the Repricing date, compensation expense is recognized when the quoted market value of the Company's common shares exceeds the amended exercise price. Should the quoted market value subsequently decrease, a recovery of a portion, or all of the previously recognized compensation expense will be recognized. For U.S. GAAP purposes, the Company will adopt SFAS 123R, "Accounting for Stock Based Compensation" effective January 1, 2006. SFAS 123R requires the use of the fair value method of accounting for stock based compensation. This standard is substantially consistent with the revised provisions of CICA 3870, which was adopted by the Company for Canadian GAAP effective January 1, 2004. For U.S.GAAP, the Company has not yet determined which acceptable method of adoption it will apply.


(C) Under Canadian GAAP, the Company capitalizes mineral property exploration and development costs after proven and probable reserves have been established. The Company also capitalizes costs on properties where it has found non-reserve material that does not meet all the criteria required for classification as proven or probable reserves. Under U.S. GAAP, exploration and development expenditures incurred on properties where mineralization has not been classified as a proven and probable reserve under SEC rules, are expensed as incurred. Accordingly, certain expenditures are capitalized for Canadian GAAP purposes but expensed under U.S. GAAP.

Pro-forma stock based compensation

   For U.S. GAAP purposes, the Company accounts for stock-based employee compensation arrangements using the intrinsic value method. Had the fair value method of accounting been used under U.S. GAAP, the net loss and net loss per share would have been as follows:

                                          2005          2004          2003
                                      ------------  ------------  ------------
Net loss under U.S. GAAP............. $ (5,878,244) $(10,359,891) $(11,412,062)
Variable plan accounting adjustment
 included in net loss................   (2,285,698)     (791,643)    7,704,726
Stock based compensation under the
 fair value method...................     (863,340)     (599,423)     (406,108)
                                      ------------  ------------  ------------
Pro-forma net loss under U.S. GAAP... $ (9,027,282) $(11,750,957) $ (4,113,444)
                                      ============  ============  ============
Pro-forma basic and diluted net loss
 per share under U.S. GAAP...........        $(.26)        $(.40)        $(.17)
                                      ============  ============  ============

Development Stage Enterprise

   In August of 1992, the Company acquired the Brisas Project. Beginning in 1993 the Company decided to focus its efforts on the development of Brisas thereby meeting the definition of a development stage enterprise under Statement of Financial Accounting Standards No. 7 (FAS 7), Accounting and Reporting by Development Stage Enterprises. The following additional information is required under FAS 7.

Consolidated Summarized Statements of Operations - U.S. GAAP
For the period from January 1, 1993 to December 31, 2005

Other income..................................................... $(14,935,581)
Mineral property exploration and development.....................   39,505,080
General & administrative expense.................................   27,345,826
Other expense....................................................   49,085,509
                                                                  ------------
Deficit accumulated during the development stage
 from January 1, 1993 to December 31, 2005.......................  101,000,834
Accumulated deficit, December 31, 1992...........................    5,924,828
                                                                  ------------
Accumulated deficit, December 31, 2005........................... $106,925,662
                                                                  ============

Consolidated Summarized Statements of Cash Flows - U.S. GAAP
For the period from January 1, 1993 to December 31, 2005

Cash used by operating activities................................  $(73,097,165)
Cash used by investing activities................................   (12,432,736)
Cash provided by financing activities............................   103,271,301
                                                                   ------------
Increase in cash and cash equivalents for the period
 from January 1, 1993 to December 31, 2005.......................    17,741,400
Cash and cash equivalents at December 31, 1992...................     1,628,852
                                                                   ------------
Cash and cash equivalents at December 31, 2005...................  $ 19,370,252
                                                                   ============

Additional Shareholders' Equity disclosure - U.S. GAAP
For the period from January 1, 1993 to December 31, 2005

                     Common Shares and Equity Units
                                 Issued
                   ----------------------------------
                                                         Shares
                                                       and units                 Value       Value                 Comprehensive
                   Issue   Common   Equity              held by    Contributed  assigned   assigned   Accumulated     income
                   Price   Shares   Units    Amount    affiliates    surplus   to options to warrants   Deficit       (loss)
                   ----- ---------- ------ ----------  ----------  ----------- ---------- ----------- -----------  -------------
 Balance,
  December 31,
  1992...........         8,875,862       $ 8,290,819   $ (70,944)                                   $ (5,924,828)
 Stock issued for
  cash
 Private
  placement......   4.12  2,530,000        10,413,976
 Exercise of
  options........   1.34    300,000           401,000
 Exercise of
  warrants.......   3.52      5,037            17,749
 Stock issued for
  services.......   3.89     12,552            48,851
 Net loss........                                                                                      (5,495,061)
 Change in KSOP
  debt...........
 Reduction of
  shareholders'
  equity due to
  change in
  subsidiaries'
  minority
  interest.......                             (25,050)
--------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  1993...........        11,723,451       $19,147,345     (70,944)                                    (11,419,889)
 Stock issued for
  cash
 Private
  placement......   9.82  2,000,000        19,630,530
 Exercise of
  options........   2.32    295,967           687,494
 Exercise of
  warrants.......   6.07  2,134,250        12,962,750
 Stock issued for
  services.......   5.50      6,000            33,000
 Stock issued to
  KSOP...........   6.19     20,000           123,760
 Stock issued for
  litigation
  settlement.....   6.15  2,750,000        16,912,500
 Value attributed
  to warrants
  issued in
  litigation
  settlement.....                             800,000
 Net loss........                                                                                     (26,297,415)
 Increase in
  common stock
  held by
  affiliates.....                                        (433,332)
 Effect of change
  in accounting
  For
  investments....                                                                                                     108,425
 Decrease in
  unrealized gain
  on available-
  for-sale
  securities.....                                                                                                     (29,408)
 Change in KSOP
  debt...........
 Reduction of
  shareholders'
  equity due to
  change in
  subsidiaries'
  minority
  interest.......                            (843,986)
--------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  1994...........        18,929,668        69,453,393    (504,276)                                    (37,717,304)     79,017
 Stock issued for
  cash
 Exercise of
  options........   2.74    167,835           460,162
 Stock issued to
  KSOP...........   5.60     50,000           280,195
 Stock issued for
  minority
  interest in
  subsidiaries...   7.43  1,329,185         9,882,028
 Net loss........                                                                                      (3,847,605)
 Increase in
  common stock
  held by
  affiliates.....                                        (924,289)
 Increase in
  unrealized gain
  on available-
  for-sale
  securities.....                                                                                                       6,943
 Change in KSOP
  debt...........
 Reduction of
  shareholders'
  equity due to
  change in
  subsidiaries'
  minority
  interest.......                              (6,924)
--------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  1995...........        20,476,688        80,068,854  (1,428,565)                                    (41,564,909)     85,960
 Stock issued for
  cash
 Exercise of
  options........   5.37    497,623         2,673,988
 Exercise of
  warrants.......  10.52  1,729,500        18,202,500
 Net loss........                                                                                      (7,908,701)
 Decrease in
  unrealized gain
  on available-
  for-sale
  securities.....                                                                                                     (83,210)
 Change in KSOP
  debt...........
 Addition to
  shareholders'
  equity due to
  change in
  subsidiaries'
  minority
  interest.......                               7,436
--------------------------------------------------------------------------------------------------------------------------------
                     KSOP
                     debt
                   ---------
 Balance,
  December 31,
  1992...........  $(50,000)
 Stock issued for
  cash
 Private
  placement......
 Exercise of
  options........
 Exercise of
  warrants.......
 Stock issued for
  services.......
 Net loss........
 Change in KSOP
  debt...........     5,000
 Reduction of
  shareholders'
  equity due to
  change in
  subsidiaries'
  minority
  interest.......
--------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  1993...........  $(45,000)
 Stock issued for
  cash
 Private
  placement......
 Exercise of
  options........
 Exercise of
  warrants.......
 Stock issued for
  services.......
 Stock issued to
  KSOP...........
 Stock issued for
  litigation
  settlement.....
 Value attributed
  to warrants
  issued in
  litigation
  settlement.....
 Net loss........
 Increase in
  common stock
  held by
  affiliates.....
 Effect of change
  in accounting
  For
  investments....
 Decrease in
  unrealized gain
  on available-
  for-sale
  securities.....
 Change in KSOP
  debt...........  (103,760)
 Reduction of
  shareholders'
  equity due to
  change in
  subsidiaries'
  minority
  interest.......
--------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  1994...........  (148,760)
 Stock issued for
  cash
 Exercise of
  options........
 Stock issued to
  KSOP...........
 Stock issued for
  minority
  interest in
  subsidiaries...
 Net loss........
 Increase in
  common stock
  held by
  affiliates.....
 Increase in
  unrealized gain
  on available-
  for-sale
  securities.....
 Change in KSOP
  debt...........  (187,949)
 Reduction of
  shareholders'
  equity due to
  change in
  subsidiaries'
  minority
  interest.......
--------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  1995...........  (336,709)
 Stock issued for
  cash
 Exercise of
  options........
 Exercise of
  warrants.......
 Net loss........
 Decrease in
  unrealized gain
  on available-
  for-sale
  securities.....
 Change in KSOP
  debt...........   150,001
 Addition to
  shareholders'
  equity due to
  change in
  subsidiaries'
  minority
  interest.......
--------------------------------------------------------------------------------------------------------------------------------

                       Common Shares and Equity Units Issued
                   -----------------------------------------------
                                                                      Shares
                                                                    and units                 Value       Value
                     Issue      Common      Equity                   held by    Contributed  assigned   assigned   Accumulated
                     Price      Shares       Units       Amount     affiliates    surplus   to options to warrants   Deficit
                   ---------- ----------  -----------  -----------  ----------  ----------- ---------- ----------- -----------
 Balance,
  December 31,
  1996...........             22,703,811              $100,952,778 $(1,428,565)                                    (49,473,610)
 Stock issued for
  cash
 Exercise of
  options........        5.75    124,649                   716,716
 Stock issued to
  KSOP...........        5.02     89,683                   450,000
 Net loss........                                                                                                  (10,918,111)
 Increase in
  unrealized gain
  on available-
  for-sale
  securities.....
 Change in KSOP
  debt...........
-------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  1997...........             22,918,143               102,119,494  (1,428,565)                                    (60,391,721)
 Stock issued for
  cash
 Exercise of
  options........        1.90    223,624                   425,883
 Stock issued to
  KSOP...........        3.00     50,000                   150,000
 Net loss........                                                                                                   (5,147,658)
 Change in shares
  held by
  affiliates.....                                       (1,034,323)  1,025,234
 Decrease in
  unrealized gain
  (loss) on
  available-for-
  sale
  securities.....
 Change in KSOP
  debt...........
-------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  1998...........             23,191,767               101,661,054    (403,331)                                    (65,539,379)
 Stock issued for
  cash
 Exercise of
  options........        1.19     12,500                    14,899
 Stock issued for
  services.......        0.84     70,000                    58,760
 Stock issued to
  KSOP...........        1.13    300,000                   337,500
 Stock retired...        3.02     (1,629)                   (4,915)
 Net loss........                                                                                                   (4,499,321)
 Net common
  shares
  exchanged for
  equity units...             (1,584,966)   1,584,966
 Decrease in
  unrealized loss
  on available-
  for-sale
  securities.....
 Change in KSOP
  debt...........
-------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  1999...........  21,987,672  1,584,966  102,067,298     (403,331)                                                (70,038,700)
 Stock issued for
  services.......        0.55     70,000       38,688
 Net loss........                                                                                                   (2,807,648)
 Equity units
  exchanged for
  common shares..                138,570     (138,570)
 Increase in
  unrealized gain
  on available-
  for-sale
  securities.....
 Change in KSOP
  debt...........
-------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  2000...........             22,196,242    1,446,396  102,105,986    (403,331)                                    (72,846,348)
 Stock issued for
  cash
 Exercise of
  options........        0.78      5,500                     4,285
 Stock issued for
  services.......        0.75     20,000                    15,000
 Stock issued to
  KSOP...........        0.47    300,000                   140,640
 Net loss........                                                                                                   (2,258,191)
 Change in common
  stock held by
  affiliates.....                                                     (271,267)
 Equity units
  exchanged for
  common shares..                133,380     (133,380)
 Increase in
  unrealized gain
  on available-
  for-sale
  securities.....
 Change in KSOP
  debt...........
-------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  2001...........             22,655,122    1,313,016  102,265,911    (674,598)                                    (75,104,539)
 Stock issued for
  cash
 Exercise of
  options........        0.72     18,000                    12,960
 Stock issued for
  services.......        0.85    100,000                    85,200
 Stock issued to
  KSOP...........        0.67    200,000                   134,000
 Variable plan
  accounting for
  options........                                                                           1,162,804
 Net loss........                                                                                                   (4,170,926)
 Equity units
  exchanged for
  common shares..                 23,036      (23,036)
 Decrease in
  unrealized gain
  on available-
  for-sale
  securities.....
 Change in KSOP
  debt...........
-------------------------------------------------------------------------------------------------------------------------------
                   Comprehensive
                      income       KSOP
                      (loss)       debt
                   ------------- ----------
 Balance,
  December 31,
  1996...........       2,750     (186,708)
 Stock issued for
  cash
 Exercise of
  options........
 Stock issued to
  KSOP...........
 Net loss........
 Increase in
  unrealized gain
  on available-
  for-sale
  securities.....       8,250
 Change in KSOP
  debt...........                 (436,152)
-------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  1997...........      11,000     (622,860)
 Stock issued for
  cash
 Exercise of
  options........
 Stock issued to
  KSOP...........
 Net loss........
 Change in shares
  held by
  affiliates.....
 Decrease in
  unrealized gain
  (loss) on
  available-for-
  sale
  securities.....     (22,625)
 Change in KSOP
  debt...........                  208,089
-------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  1998...........     (11,625)    (414,771)
 Stock issued for
  cash
 Exercise of
  options........
 Stock issued for
  services.......
 Stock issued to
  KSOP...........
 Stock retired...
 Net loss........
 Net common
  shares
  exchanged for
  equity units...
 Decrease in
  unrealized loss
  on available-
  for-sale
  securities.....    (328,618)
 Change in KSOP
  debt...........                  230,352
-------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  1999...........    (340,243)   (184,419)
 Stock issued for
  services.......
 Net loss........
 Equity units
  exchanged for
  common shares..
 Increase in
  unrealized gain
  on available-
  for-sale
  securities.....     437,875
 Change in KSOP
  debt...........                   99,310
-------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  2000...........      97,632      (85,109)
 Stock issued for
  cash
 Exercise of
  options........
 Stock issued for
  services.......
 Stock issued to
  KSOP...........
 Net loss........
 Change in common
  stock held by
  affiliates.....
 Equity units
  exchanged for
  common shares..
 Increase in
  unrealized gain
  on available-
  for-sale
  securities.....      62,368
 Change in KSOP
  debt...........                    1,322
-------------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  2001...........     160,000      (83,787)
 Stock issued for
  cash
 Exercise of
  options........
 Stock issued for
  services.......
 Stock issued to
  KSOP...........
 Variable plan
  accounting for
  options........
 Net loss........
 Equity units
  exchanged for
  common shares..
 Decrease in
  unrealized gain
  on available-
  for-sale
  securities.....    (118,816)
 Change in KSOP
  debt...........                   19,003
-------------------------------------------------------------------------------------------------------------------------------

                   Common Shares and Equity Units Issued
                   ---------------------------------------
                                                             Shares
                                                           and units                Value        Value
                   Issue   Common    Equity                 held by   Contributed  assigned    assigned    Accumulated
                   Price   Shares     Units      Amount    affiliates   surplus   to options  to warrants    Deficit
                   ----- ---------- ---------  ----------- ---------- ----------- ----------  -----------  ------------
 Balance,
  December 31,
  2002...........        22,996,158 1,289,980  102,498,071  (674,598)              1,162,804                (79,275,465)
 Stock issued for
  cash
 Private
  placement......  1.95   4,042,000              7,888,508
 Exercise of
  options........  0.74     400,000                294,605
 Stock issued for
  services.......  5.06      60,000                303,600
 Stock issued to
  KSOP...........  1.28     200,000                256,000
 Value assigned
  to warrants
  issued.........                                                                               1,730,641
 Variable plan
  accounting for
  options........                                                                  7,704,726
 Net loss........                                                                                           (11,412,062)
 Equity units
  exchanged for
  common shares..            52,100   (52,100)
 Increase in
  unrealized gain
  on available-
  for-sale
  securities.....
 Change in KSOP
  debt...........
------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  2003...........        27,750,258 1,237,880  111,240,784  (674,598)              8,867,530    1,730,641   (90,687,527)
 Stock issued for
  cash
 Private
  placement......  3.61   5,361,000             19,337,034
 Exercise of
  warrants.......  4.28      21,100                 90,211
 Exercise of
  options........  0.89     373,954                333,310
 Stock issued for
  services.......  4.13      54,000                223,012
 Stock issued to
  KSOP...........  3.41      75,000                255,750
 Value assigned
  to warrants
  issued.........                                                                               3,682,447
 Variable plan
  accounting for
  options........                                                                   (791,643)
 Assigned value
  of exercised
  warrants.......                                   18,069                                        (18,069)
 Net loss........                                                                                           (10,359,891)
 Equity units
  exchanged for
  common shares..            80,483   (80,483)
 Decrease in
  unrealized gain
  on available-
  for-sale
  securities.....
 Change in KSOP
  debt...........
------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  2004...........        33,715,795 1,157,397  131,498,170  (674,598)              8,075,887    5,395,019  (101,047,418)
 Stock issued for
  cash
 Exercise of
  warrants.......  4.33     260,900              1,129,905
 Exercise of
  underwriter
  compensation
  options........  3.00     202,100                605,468
 Exercise of
  underwriter
  compensation
  warrants.......  4.32      70,735                305,646
 Exercise of
  options........  1.00     573,030                571,326
 Stock issued for
  services.......  2.92     251,350                733,231
 Stock issued to
  KSOP...........  3.45      75,000                258,971
 Net loss........                                                                                            (5,878,244)
 Variable plan
  accounting for
  options........                                                                 (2,285,698)
 Assigned value
  of exercised
  warrants......                                   223,416                                      (223,416)
 Assigned value
  of expired
  warrants.......                                                      1,489,156              (1,489,156)
 Equity units
  exchanged for
  common shares..            47,377   (47,377)
 Increase in
  unrealized gain
  on available-
  for-sale
  securities.....
 Change in KSOP
  debt...........
------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  2005...........       $35,196,287  1,110,020 $135,326,133  (674,598) $1,489,156  $5,790,189   $3,682,447 $(106,925,662)
========================================================================================================================
                   Comprehensive
                      income       KSOP
                      (loss)       debt
                   ------------- ---------
 Balance,
  December 31,
  2002...........       41,184    (64,784)
------------------------------------------------------------------------------------------------------------------------
 Stock issued for
  cash
------------------------------------------------------------------------------------------------------------------------
 Private
  placement......
 Exercise of
  options........
 Stock issued for
  services.......
 Stock issued to
  KSOP...........
 Value assigned
  to warrants
  issued.........
 Variable plan
  accounting for
  options........
 Net loss........
 Equity units
  exchanged for
  common shares..
 Increase in
  unrealized gain
  on available-
  for-sale
  securities.....    3,072,941
 Change in KSOP
  debt...........                 (39,568)
------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  2003...........    3,114,125   (104,352)
------------------------------------------------------------------------------------------------------------------------
 Stock issued for
  cash
------------------------------------------------------------------------------------------------------------------------
 Private
  placement......
 Exercise of
  warrants.......
 Exercise of
  options........
 Stock issued for
  services.......
 Stock issued to
  KSOP...........
 Value assigned
  to warrants
  issued.........
 Variable plan
  accounting for
  options........
 Assigned value
  of exercised
  warrants.......
 Net loss........
 Equity units
  exchanged for
  common shares..
 Decrease in
  unrealized gain
  on available-
  for-sale
  securities.....      (70,147)
 Change in KSOP
  debt...........                    (971)
------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  2004...........    3,043,978   (105,323)
------------------------------------------------------------------------------------------------------------------------
 Stock issued for
  cash
------------------------------------------------------------------------------------------------------------------------
 Exercise of
  warrants.......
 Exercise of
  underwriter
  compensation
  options........
 Exercise of
  underwriter
  compensation
  warrants.......
 Exercise of
  options........
 Stock issued for
  services.......
 Stock issued to
  KSOP...........
 Net loss........
 Variable plan
  accounting for
  options........
 Assigned value
  of exercised
  warrants.......
 Assigned value
  of expired
  warrants.......
 Equity units
  exchanged for
  common shares..
 Increase in
  unrealized gain
  on available-
  for-sale
  securities.....    1,068,926
 Change in KSOP
  debt...........                  21,103
------------------------------------------------------------------------------------------------------------------------
 Balance,
  December 31,
  2005...........    4,112,904    (84,220)

                               [GOLD RESERVE LOGO]

                                    PART II

   INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

   The only statutes, charter provisions, bylaws, contracts or other arrangements under which a director or officer of the Registrant is insured or indemnified in any manner against liability which such officer of director may incur in such capacity is Section 126 of the Yukon Business Corporations Act and Sections 7.02 through 7.04 of the Registrant's Bylaws. Taken together, the statutory and bylaw provisions generally allow the Registrant to indemnify its directors or officers against liability and expenses provided the officer or director seeking indemnity (1) was substantially successful on the merits in the defense of the action or proceeding, (2) (a) acted honestly and in good faith with a view to the best interest of the Registrant and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the officer or director had reasonable grounds for believing the conduct was lawful, and (3) is fairly and reasonably entitled to indemnity.

YUKON LAW

   Section 126 of the Yukon Business Corporations Act is set forth in its entirety as follows. All capitalized terms used herein but not otherwise defined shall have the meanings as set forth in the Yukon Business Corporations Act.

126. (1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that corporation or body corporate, if:

        (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

        (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     (2) A corporation may with the approval of the Supreme Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfils the conditions set out in paragraphs (1)(a) and (b).

     (3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity:

         (a) was substantially successful on the merits in his defense of the action or proceeding;

         (b) fulfills the conditions set out in paragraphs (1)(a) and (b); and

         (c) is fairly and reasonably entitled to indemnity.

     (4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him:

         (a) in his capacity as a director or officer of the corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or

         (b) in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation's request, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

     (5) A corporation or a person referred to in subsection (1) may apply to the Supreme Court for an order approving an indemnity under this section and the Supreme Court may so order and make any further order it thinks fit.

     (6) On an application under subsection (5), the Supreme Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

   Sections 7.02 through 7.04 of the Registrant's bylaws are set forth in their entirety as follows. All capitalized terms used herein but not otherwise defined shall have the meanings as set forth in the Registrant's bylaws.

7.02 Limitation of Liability

     Subject to the Act, no director or officer, or former director or officer, of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for the joining in any receipt or act for conformity, or for any loss or damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the money of or belonging to the Corporation shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealing with any moneys, securities or other assets of or belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interest of the Corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Any repeal or modification of the foregoing provisions of this paragraph 7.02 shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the foregoing provisions of this paragraph 7.02, a director or officer shall not be liable to the Corporation or its shareholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Act.

7.03 Indemnity

     Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

     (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful.

     The Corporation shall indemnify the directors and officers of the Corporation to the fullest extent permitted by law. The Corporation may indemnify any employee or agent of the Corporation to the fullest extent permitted by law. In addition to the circumstances in which a director or officer of the Corporation is indemnified as set forth in the foregoing provisions of this paragraph 7.03, a director or officer shall be indemnified by the Corporation to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Act.

7.04 Insurance

     The Corporation may, subject to and in accordance with the Act, purchase and maintain insurance for the benefit of any director or officer, or former director or officer, of the Corporation as such against any liability incurred by him. The Corporation may provide such insurance to directors and officers regardless of whether such directors and officers are indemnified pursuant to paragraph 7.03 above.

   The Underwriting Agreement contains provisions by which the Underwriters agree to indemnify the Registrant, each of the directors and officers of the Registrant and each person who controls the Registrant within the meaning of the Securities Act of 1933, as amended, with respect to information furnished by the Underwriters for use in this Registration Statement.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

                                    EXHIBITS

 Exhibit Description
 ------- -----------
 3.1*    Form of Underwriting Agreement
 4.1     Annual information form of the Registrant in the form of Form
         20-F for the year ended December 31, 2005 (incorporated by reference to the Registrant's annual report on Form 20-F filed with the Commission on April 3, 2006)
 4.2     Audited annual consolidated comparative financial statements of the Registrant for the year ended December 31, 2005 and the auditors' report thereon, together with management's discussion and analysis for the year ended December 31, 2005 (incorporated by reference to the Registrant's annual report on Form 20-F filed with the Commission on April 3, 2006)
 4.3     Management information circular dated April 14, 2005 prepared in connection with the Registrant's annual and special meeting of shareholders held on June 2, 2005 (incorporated by reference to the Registrant's Form 6-K furnished to the Commission May 2,
         2006)
 4.4     Management information circular dated January 31, 2006 prepared in connection with the Registrant's special meeting of
         shareholders held on March 22, 2006 (incorporated by reference to the Registrant's Form 6-K furnished to the Commission May 2,
         2006)
 4.5     Summary, being pages 1.1 to 1.13 inclusive of NT 43-101 Technical
         Report on the Brisas Project dated February 24, 2005 as prepared by
         Pincock Allen of Holt (incorporated by reference to the Registrant's
         Form 6-K furnished to the Commission May 2, 2006)
 4.6     Material Change Report dated May 5, 2006 (incorporated by reference to the Registrant's Form 6-K furnished to the Commission May 8, 2006)
 5.1     Consent of PricewaterhouseCoopers LLP
 5.2*    Consent of Fasken Martineau DuMoulin LLP
 5.3*    Consent of Heenan Blaikie LLP
 5.4*    Consent of Pincock Allen & Holt
 5.5*    Consent of Raul Borrastero, C.P.G.
 5.6*    Consent of Susan Poos, P.E.
 5.7*    Consent of Richard Addison, P.E., C Eng, Eur.Ing
 5.8*    Consent of Richard J. Lambert, P.E.
 5.9     Consent of Brad Yonaka
 6.1*    Power of Attorney

--------
* Previously filed.

                                   PART III

                 UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1. UNDERTAKING.

   The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

ITEM 2. CONSENT TO SERVICE OF PROCESS.

  (a) Prior to the filing of this Amendment No. 2 to Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (b) Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

                                     III-1

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on May 8, 2006.

                                       GOLD RESERVE INC.

                                       By:  /s/        Rockne J. Timm
                                           ------------------------------------
                                                       Rockne J. Timm
                                                 Chief Executive Officer and
                                                          Director

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                     Title                          Date
             ---------                                     -----                          ----
 /s/        Rockne J. Timm              Chief Executive Officer (Principal             May 8, 2006
------------------------------------    Executive Officer) and Director
           Rockne J. Timm

                  *                     Vice President Finance and Chief Financial     May 8, 2006
------------------------------------    Officer (Principal Financial and Accounting
        Robert A. McGuinness            Officer)

                  *                     President and Director                         May 8, 2006
------------------------------------
        A. Douglas Belanger

                  *                     Senior Vice President and Director             May 8, 2006
------------------------------------
           James P. Geyer

                  *                     Chairman of the Board                          May 8, 2006
------------------------------------
          James H. Coleman

                  *                     Director                                       May 8, 2006
------------------------------------
        Patrick D. McChesney

                  *                     Director                                       May 8, 2006
------------------------------------
         Chris D. Mikkelsen

                  *                     Director                                       May 8, 2006
------------------------------------
        Jean Charles Potvin

 *By: /s/   Rockne J. Timm                                                             May 8, 2006
------------------------------------
       Name: Rockne J. Timm
         Attorney-in-Fact

                                     III-2

                           AUTHORIZED REPRESENTATIVE

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the Registrant in the United States, in the City of Spokane, in the State of Washington, on this 8th day of May, 2006.

                                       GOLD RESERVE CORPORATION

                                       By:  /s/         Rockne J. Timm
                                           ------------------------------------
                                                        Rockne J. Timm
                                                          President

                                     III-3

                                 EXHIBIT INDEX

 Exhibit Description
 ------- -----------
 3.1*    Form of Underwriting Agreement
 4.1     Annual information form of the Registrant in the form of Form
         20-F for the year ended December 31, 2005 (incorporated by reference to the Registrant's annual report on Form 20-F filed with the Commission on April 3, 2006)
 4.2     Audited annual consolidated comparative financial statements of the Registrant for the year ended December 31, 2005 and the auditors' report thereon, together with management's discussion and analysis for the year ended December 31, 2005 (incorporated by reference to the Registrant's annual report on Form 20-F filed with the Commission on April 3, 2006)
 4.3     Management information circular dated April 14, 2005 prepared in connection with the Registrant's annual and special meeting of shareholders held on June 2, 2005 (incorporated by reference to the Registrant's Form 6-K furnished to the Commission May 2,
         2006)
 4.4     Management information circular dated January 31, 2006 prepared in connection with the Registrant's special meeting of
         shareholders held on March 22, 2006 (incorporated by reference to the Registrant's Form 6-K furnished to the Commission May 2,
         2006)
 4.5     Summary, being pages 1.1 to 1.13 inclusive of NT 43-101 Technical
         Report on the Brisas Project dated February 24, 2005 as prepared by
         Pincock Allen of Holt (incorporated by reference to the Registrant's
         Form 6-K furnished to the Commission May 2, 2006)
 4.6     Material Change Report dated May 5, 2006 (incorporated by reference to the Registrant's Form 6-K furnished to the Commission May 8, 2006)
 5.1     Consent of PricewaterhouseCoopers LLP
 5.2*    Consent of Fasken Martineau DuMoulin LLP
 5.3*    Consent of Heenan Blaikie LLP
 5.4*    Consent of Pincock Allen & Holt
 5.5*    Consent of Raul Borrastero, C.P.G.
 5.6*    Consent of Susan Poos, P.E.
 5.7*    Consent of Richard Addison, P.E., C Eng, Eur.Ing
 5.8*    Consent of Richard J. Lambert, P.E.
 5.9     Consent of Brad Yonaka
 6.1*    Power of Attorney

--------
* Previously filed.